UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Select Medical Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
Notice of Annual Meeting of Stockholders
To Our Stockholders:
You are invited to attend the Select Medical Holdings Corporation 2023 Annual Meeting of Stockholders. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting online, vote your shares electronically if you wish, and submit your questions during the virtual meeting by visiting the website below.
Date:
April 27, 2023

Time:
11:00 a.m. EDT

Website:
meetnow.global/MA2PH4P

Only stockholders who owned stock of record at the close of business on March 1, 2023 can vote at this meeting or any adjournments that may take place. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form.
The purposes of the 2023 Annual Meeting are:
(1)
to elect four Class II directors, each for a term of three years or until their respective successors have been elected and qualified;

(2)
to hold a non-binding advisory vote on the compensation of our named executive officers;

(3)
to hold a non-binding advisory vote on the frequency of the non-binding advisory vote on the compensation of our named executive officers;

(4)
to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

(5)
to transact any other business that may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.
By Order of the Board of Directors,
/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary
March 3, 2023

4714 Gettysburg Road
Mechanicsburg, Pennsylvania 17055
Phone: (717) 972-1100
www.selectmedicalholdings.com
PROXY STATEMENT
The Board of Directors of Select Medical Holdings Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held virtually on April 27, 2023, at 11:00 a.m. eastern time, including any adjournments or postponements thereof (the “Meeting” or “Annual Meeting”). We intend to mail a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”), and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about March 3, 2023.

i

PROXY SOLICITATION AND VOTING INFORMATION
Your vote is very important.   In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may furnish proxy materials including this Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) to the Company’s stockholders by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials. The Notice also instructs stockholders how to submit a proxy through the Internet. If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
You may revoke your proxy at any time before it is voted by written notice to the Executive Vice President, General Counsel and Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot online during the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than three, to whom you wish to give your proxy.
Who can vote?   Stockholders as of the close of business on March 1, 2023 are entitled to vote. On that day, 127,176,279 shares of common stock were outstanding and eligible to vote, and there were 131 registered holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania beginning April 14, 2023. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting. A list of stockholders eligible to vote will also be available electronically during the Annual Meeting at meetnow.global/MA2PH4P when you enter the control number provided found on your proxy card or voting instruction form.
How does the Board of Directors recommend I vote?   The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executive compensation resolution, FOR 1 YEAR on the frequency of the non-binding advisory vote on the compensation of our named executive officers and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
What is the difference between “stockholder of record” and holder of stock in “street name”?   If your shares are registered directly in your name with our Transfer Agent and Registrar, Computershare Inc., you are a stockholder of record with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of stock in street name. As a holder of stock in street name, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide the organization that holds your shares with specific voting instructions, then under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which proposals are “routine” and “non-routine”?   The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (Proposal 4) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 4. Each of the other proposals, including the election of directors (Proposal 1), the non-binding advisory vote on the compensation of our name executive officers (Proposal 2), the non-binding advisory vote on the frequency of the non-binding advisory vote on the compensation of our named executive officers (Proposal 3) and any additional stockholder proposals are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1, 2 and 3.
What shares are included in the proxy card?   Each proxy card you receive represents all the shares of common stock registered to you in that particular account. You may receive more than one proxy card if you hold shares that are either registered differently or in more than one account. Each share of common stock that you own entitles you to one vote.
How do I vote by proxy?   Most stockholders have three ways to vote by proxy: by telephone, via the Internet or by returning the proxy card. To vote by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. Additionally, stockholders who attend the Annual Meeting online may vote their shares at that time up to and during the Annual Meeting by following the instructions at www.envisionreports.com/SEM. To vote by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you vote via the Internet or by telephone.
How are votes counted?   The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting online or by proxy. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. With respect to Proposal 1, because directors are elected by a majority vote, meaning the votes validly cast for such nominee’s election exceeds the votes validly cast against such nominee’s election in such election, in uncontested elections, abstentions and broker non-votes will not be counted as a vote cast either for or against such director’s election. Because Proposals 2, 3 and 4 require for approval the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote, any abstentions will have the effect of votes against and any broker non-votes will not have any effect on these proposals.
Who will count the vote?   The Company’s Transfer Agent and Registrar, Computershare Inc., will tally the vote.
Is my vote confidential?   Yes. All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential and are not available for examination, except: (1) as required by law, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation.
How can I participate in the Annual Meeting?   The Annual Meeting will be a completely virtual meeting of stockholders, and will be conducted via live webcast on the Internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 1, 2023, the record date for the meeting, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MA2PH4P. To participate in the Annual Meeting, you will need the control number that is included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m. EDT.
Where can I find the voting results of the Annual Meeting?   The Company intends to announce preliminary voting results at the Annual Meeting. Final voting results will be tallied by the Company’s Transfer Agent and Registrar after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.
Who is soliciting this proxy?   Solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the cost of preparing, assembling and mailing or otherwise making available the Notice of Internet Availability of Proxy Materials and the notice of the Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.
What if I can’t attend the meeting?   If you are unable to attend the virtual Annual Meeting and you intend to vote, you must vote your shares by proxy, via the Internet or by telephone by the applicable deadline.

CORPORATE GOVERNANCE
In accordance with the Delaware General Corporation Law and the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.
Independence
In 2022, the Board of Directors undertook a review of the independence of the Company’s directors and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board of Directors has determined that nine of the Company’s eleven current directors are “independent” as defined in the applicable listing standards of the New York Stock Exchange (the “NYSE”). The following directors were determined to be independent: Russell L. Carson, Bryan C. Cressey, Katherine R. Davisson, James S. Ely III, William H. Frist, Parvinderjit S. Khanuja, Thomas A. Scully, Marilyn B. Tavenner and Daniel J. Thomas.
In making this determination, the Board of Directors considered the Company’s investment in Concentra Group Holdings Parent, LLC, a joint venture. A fund affiliated with Bryan C. Cressey and William H. Frist and a separate fund affiliated with Russell L. Carson and Thomas A. Scully were also investors in Concentra Group Holdings Parent, LLC, prior to December 24, 2021, and Mr. Cressey and Daniel J. Thomas each served on the board of directors of Concentra Group Holdings Parent, LLC prior to December 24, 2021; however, the Board of Directors believes these are not nor were material relationships with the Company and will not affect the ability of Dr. Frist and Messrs. Carson, Cressey, Scully and Thomas to be independent from management.
Lead Director
In 2015, the Board determined that it was in the best interests of the Company and its stockholders to designate an independent director to serve in a lead capacity (the “Lead Director”). The independent directors of the Board of Directors recommended Russell L. Carson to serve as Lead Director, and the Board of Directors elected Mr. Carson to that position. The Lead Director’s responsibilities include, but are not limited to: (i) consulting with the Chairman of the Board of Directors to include on the agenda for Board of Directors meetings any matters requested by the Lead Director; (ii) presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman of the Board of Directors, including presiding over all executive sessions of the independent directors; (iii) serving as liaison between the Chairman of the Board of Directors and the independent directors; (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) having the authority to call meetings of the independent directors; (vi) coordinating the agenda for moderating sessions of the independent directors of the Board of Directors; and (vii) being available for direct communication from significant stockholders. The role and responsibility of the Lead Director is set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.
Meetings of the Board of Directors and Stockholders
It is the policy of the Board of Directors to meet at least quarterly. The Board of Directors held four meetings in fiscal year 2022. During fiscal year 2022, each of the then-current directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of any committee of which they were a member. It is also the policy of the Board of Directors that the independent members of the Board of Directors meet at regularly scheduled executive sessions of the Board of Directors without management. As described above under the heading “Lead Director,” the Lead Director serves as the presiding director over such executive sessions. In addition, the Company’s directors are expected to attend annual meetings of stockholders, and all of the Company’s directors, except Dr. Khanuja, who were serving as directors at the time of the 2022 annual meeting attended the 2022 annual meeting of stockholders.
Corporate Governance Matters
The Board of Directors adopted corporate governance guidelines in September 2009, as amended from time to time, which can be found on the Company’s website at www.selectmedicalholdings.com. Under these guidelines, directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member. Directors are also expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee. A director is expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets the Company’s requirements for service on the Board of Directors. There are no pre-determined limitations on the number of other boards of directors on which the Company’s directors may serve; however, the Board of Directors expects individual directors to use their judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director’s continuation on the Board of Directors every three years.
Communications with the Board of Directors
If you would like to communicate with all of the Company’s directors, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Board of Directors c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055. The Company’s Secretary will forward such communication to each of the members of the Board of Directors.
If you would like to communicate with the independent members of the Board of Directors, including the Lead Director, please send a letter to the following address: Select Medical Holdings Corporation, Attention: Lead Director c/o Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055. The Company’s Secretary will forward such communication to the independent members of the Board of Directors.
Code of Conduct and Code of Ethics
The Company is committed to ethical business practices. In 1998, Select Medical Corporation, the Company’s wholly owned subsidiary (“Select”), voluntarily adopted a Code of Conduct. The Code of Conduct is reviewed and amended as necessary and is the basis for the Company’s compliance program. The Code of Conduct provides guidelines for principles and regulatory rules that are applicable to the Company’s patient care and business activities. These guidelines are implemented by a compliance officer, a compliance committee, and employee education and training. The Company has also established a reporting system, auditing and monitoring programs, and a disciplinary system as a means for enforcing the Code of Conduct’s policies. This Code of Conduct applies to all of the Company’s employees and directors. In September 2009, the Company adopted a Code of Ethics for Senior Financial Officers, which includes the code of ethics for the Company’s principal executive officer (“PEO”), principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Code of Conduct and Code of Ethics for Senior Financial Officers can be found on the Company’s website at www.selectmedicalholdings.com. Any amendments to the Code of Conduct or Code of Ethics for Senior Financial Officers or waivers from the provisions of the Code of Conduct or the Code of Ethics for Senior Financial Officers for the Company’s principal executive officer, principal financial officer and principal accounting officer will be disclosed on the Company’s website promptly following the date of such amendment or waiver.
Board Leadership
The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, since its inception, the Company has had separate individuals serve in those positions. The Company’s Board of Directors is led by Robert A. Ortenzio as Executive Chairman and David S. Chernow as Chief Executive Officer. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Executive Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Executive Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. Further, the Board of Directors believes that having the Executive Chairman serve dual roles as chairman of the Board of Directors and as an executive officer of the Company promotes information flow between management and the Board of Directors, effective decision making and an alignment of corporate strategy. Moreover, the Board of Directors believes that its other structural features, including nine independent directors and nine non-management directors on a board consisting of eleven directors, an independent director serving as Lead Director, regular meetings of independent directors in executive session and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.
Risk Oversight
The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk, risk from adverse fluctuations in interest rates and cybersecurity risk. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks.
While the Board of Directors is ultimately responsible for risk oversight, the Company’s four board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Compliance Committee assists the Board of Directors in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk, including the security of and risks related to computerized information systems and data privacy. The Compensation Committee assists the Board of Directors in oversight and management of risks related to the Company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in oversight and management of risk associated with board organization, membership and structure, succession planning for our directors and officers and corporate governance. The Quality of Care and Patient Safety Committee assists the Board of Directors in the oversight and management of risk associated with the Company’s policies and procedures relating to the delivery of quality medical care to patients.
Cybersecurity Program Oversight
The proper confidentiality, integrity and availability of the Company’s information systems are critical to the business. The Company has structured its cybersecurity program around the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, which provides best practices to protect from, detect, identify, respond to, and recover from cyber-attacks. The Company has not experienced a cybersecurity breach or information security breach in the last three years. An assessment of the cybersecurity program leveraging the NIST framework is completed annually by an external third-party cybersecurity assessor. Additionally, the Company receives a certified System and Organization Controls 2 (“SOC 2”) assessment conducted by an independent external third-party assessor for Concentra Group Holdings Parent, LLC. Our Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) provides annual written reports and quarterly briefings on our cybersecurity program to the Board of Directors and quarterly cybersecurity-related updates to the Audit and Compliance Committee. The reports to the Board of Directors include details and metrics on, among other things, the Company’s quarterly NIST framework assessment updates, internal and external threat intelligence, quarterly information security program progress, business associate risk assessments and ongoing monitoring, company-wide awareness training, device security compliance, routine resilience efforts including disaster recovery exercises, tabletop security incident response exercises, and cyber penetration tests. The Company provides formalized cybersecurity training for newly on-boarded employees and annually for existing employees. The cybersecurity training curriculum includes modules on information security, the employee’s role in protecting Company information, recognizing different security incidents, identifying phishing emails, understanding the appropriate contact with questions and acceptance of the Company’s Information Security Policy.
Committees of the Board of Directors
The Board of Directors currently has four standing committees. Charters for each of these committees can be found on the Company’s website at www.selectmedicalholdings.com.
Audit and Compliance Committee — The Audit and Compliance Committee is governed by a written charter adopted in February 2010. The primary responsibility of the Audit and Compliance Committee is to oversee the Company’s financial reporting process and compliance program on behalf of the Board of Directors and to regularly report the results of its activities to the Board of Directors. The Audit and Compliance Committee assists the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements and financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s financial statements; (vi) the selection and performance of the Company’s compliance officer; (vii) the effectiveness of the structure and operations of the Company’s compliance program; (viii) the Company’s compliance with each of the Company’s Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors; (ix) the Company’s compliance with applicable legal and regulatory requirements; and (x) the Company’s policies in respect of risk assessment and risk management, including the security of and risks related to computerized information systems and data privacy. In so doing, the Audit and Compliance Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and the Company’s management. A detailed list of the Audit and Compliance Committee’s functions is included in its charter. The Audit and Compliance Committee charter is annually reviewed and ratified by the Audit and Compliance Committee and the Board of Directors.
The current members of the Audit and Compliance Committee are Messrs. Ely, Thomas, Drs. Frist, Khanuja, and Ms. Davisson. Mr. Ely currently serves as the chairman of the Audit and Compliance Committee. The composition of the Audit and Compliance Committee satisfies the independence and financial literacy requirements of the NYSE and the SEC. The financial literacy standards require that each member of the Audit and Compliance Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit and Compliance Committee must qualify as an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and have financial sophistication in accordance with the rules of the NYSE. The Board of Directors has determined that each of the Audit and Compliance Committee members qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Also, each member of the Audit and Compliance Committee is independent, as independence for audit committee members is defined in the applicable NYSE listing standards. The Audit and Compliance Committee held five meetings during fiscal year 2022.
Compensation Committee — The Compensation Committee is governed by a written charter adopted in May 2013, as amended and restated in February 2019. The Compensation Committee has overall responsibility for evaluating and approving the Company’s executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies. The Compensation Committee is also responsible for preparing the Compensation Discussion and Analysis report for inclusion in the Company’s annual proxy statement filed with the SEC. The Compensation Committee charter is annually reviewed and ratified by the Compensation Committee and the Board of Directors.
The current members of the Compensation Committee are Messrs. Cressey, Scully and Thomas, each of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. Mr. Cressey currently serves as the chairman of the Compensation Committee. The Compensation Committee held five meetings during fiscal year 2022.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee is governed by a written charter originally adopted in February 2010 and subsequently amended in February 2023. The Nominating and Corporate Governance Committee is appointed to (i) identify individuals qualified to serve on the Board of Directors and board committees; (ii) recommend to the Board of Directors nominees for election to the Board of Directors at annual meetings of stockholders; (iii) recommend to the Board of Directors nominees to serve on each of the board committees; (iv) lead the Board of Directors in its annual review of the performance of the Board of Directors and management; (v) monitor the Company’s corporate governance structure; (vi) review the Company’s activities, policies and programs related to environmental, sustainability and governance (“ESG”) matters, including corporate environmental and social responsibility matters; and (vii) develop and recommend to the Board of Directors any proposed changes to the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee identifies individuals, including those recommended by stockholders, believed to be qualified as candidates for Board of Directors membership. The Nominating and Corporate Governance Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Nominating and Corporate Governance Committee may in its discretion deem appropriate, all director candidates, at a minimum, should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of the stockholders. In identifying candidates, the Nominating and Corporate Governance Committee will also take into account other factors it considers appropriate, which include ensuring a majority of directors satisfy the independence requirements of the NYSE, the SEC or other appropriate governing body and that the Board of Directors as a whole is comprised of directors who have the appropriate experience, expertise and perspective that will enhance the quality of the Board of Directors’ deliberations and decisions. While the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board of Directors believe it is essential that the Board of Directors is able to draw on a wide variety of backgrounds and professional experiences among its members. The Nominating and Corporate Governance Committee desires to maintain the Board of Directors’ diversity through the consideration of factors such as education, skills, relevant professional experience, gender, and racial and ethnic background. The Nominating and Corporate Governance Committee will conduct appropriate inquiries with respect to the backgrounds and qualifications of all director candidates. Once the Nominating and Corporate Governance Committee has completed its review of a candidate’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the candidate for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director candidate for nomination by the Board of Directors and such recommendation is accepted by the Board of Directors, the form of proxy solicited by the Company will include the name of the director candidate. Additionally, the Nominating and Corporate Governance Committee is responsible for reviewing and reporting their recommendations regarding ESG matters to the Board of Directors. Such ESG review includes the impact of the Company’s activities, policies and programs on ESG matters and the Company’s progress related to such activities, policies and programs. The Nominating and Corporate Governance Committee charter is annually reviewed and ratified by the Nominating and Corporate Governance Committee and the Board of Directors.
The Nominating and Corporate Governance Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Secretary or Assistant Secretary no later than the date by which stockholder proposals for action must be submitted and should include the following information: (i) the name and address of the stockholder making the recommendations, (ii) a representation that the stockholder is a holder of record, which should include the number of shares presently held and how long the shares have been held, (iii) a description of any and all arrangements or understandings between the stockholder making the recommendation and the director candidate, and (iv) all information regarding the director candidate that is required to be included in a proxy solicitation for the election of directors.
The current members of the Nominating and Corporate Governance Committee are Messrs. Ely, Carson and Ms. Tavenner, each of whom the Board of Directors has determined in its business judgment are independent as defined in the applicable NYSE listing standards. Ms. Tavenner currently serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held three meetings during fiscal year 2022.

Quality of Care and Patient Safety Committee — The Quality of Care and Patient Safety Committee is governed by a written charter adopted in May 2012. The Quality of Care and Patient Safety Committee is appointed to assist the Board of Directors in fulfilling its oversight responsibilities relating to the review of the Company’s policies and procedures relating to the delivery of quality medical care to patients. The Quality of Care and Patient Safety Committee maintains communication between the Board of Directors and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to patients, efforts to advance the quality of medical care provided and patient safety. The Quality of Care and Patient Safety Committee charter is annually reviewed and ratified by the Quality of Care and Patient Safety Committee and the Board of Directors.
The current members of the Quality of Care and Patient Safety Committee are Drs. Frist, Khanuja and Mses. Tavenner and Davisson. Dr. Frist currently serves as the chairman of the Quality of Care and Patient Safety Committee. The Quality of Care and Patient Safety Committee held four meetings during fiscal year 2022.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors is composed entirely of independent directors, and currently consists of Messrs. Cressey, Scully and Thomas. Mr. Cressey currently serves as the chairman of the Compensation Committee. The Board of Directors has determined that Messrs. Cressey, Scully and Thomas are each independent under the NYSE listing standards currently in effect. The Compensation Committee administers the Company’s executive and director compensation programs. The role of the Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, to administer the Company’s equity plans (including reviewing and approving equity grants to officers and directors) and to review and approve annually all compensation decisions relating to directors and elected officers, including those for the Company’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers” or the “NEOs”). The Compensation Committee works with management to develop relationships between pay levels, financial performance and returns to stockholders in order to align the Company’s compensation structure with the Company’s organizational objectives. The charter of the Compensation Committee authorizes the Compensation Committee to confer with management to the extent it deems necessary or appropriate to fulfill its responsibilities.
The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and directors, including the NEOs. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans and policies. The specific responsibilities and functions of the Compensation Committee are delineated in the charter of the Compensation Committee.
Compensation Consultant
The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. The Compensation Committee did not engage a compensation consultant during the 2022 fiscal year.
Role of Executive Officers
At the request of the Compensation Committee, in 2022, Robert A. Ortenzio, the Company’s Executive Chairman and Co-Founder, and, from time to time, David Chernow, the Company’s President and Chief Executive Officer, participated in Compensation Committee meetings and recommended levels of compensation for the other NEOs. Additionally, the Company’s Chief Financial Officer and Chief Accounting Officer participate in Compensation Committee meetings from time to time to discuss performance targets and results with the Compensation Committee. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. Other than the executive officers noted above, no other executive officers participate in determining or recommending the amount or form of executive compensation.
Compensation Committee Interlocks and Insider Participation
No current member of the Compensation Committee is or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management, and based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Members of the Compensation Committee:
Bryan C. Cressey, Chair
Thomas A. Scully
Daniel J. Thomas

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Company’s Executive Compensation Policy
Introduction.   This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program, together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2022 to the Company’s Executive Chairman and Co-Founder, Vice Chairman and Co-Founder, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President, General Counsel and Secretary, as presented in the tables which follow this CD&A. This CD&A contains statements regarding certain performance targets and goals the Company has used or may use to determine appropriate compensation. These targets and goals are disclosed in the limited context of the Company’s compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Compensation Philosophy.   The Company’s compensation philosophy for NEOs is designed with the primary goals of rewarding the contributions of NEOs to the Company’s financial performance and providing overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company’s financial performance. The Company generally seeks to achieve its goals with respect to the NEOs’ compensation by implementing and maintaining incentive plans for such executive officers that tie a substantial portion of each NEO’s overall compensation to pre-determined financial goals relating to the Company’s return on equity and earnings per share. The Compensation Committee also grants the NEOs restricted stock awards from time to time which, subject to limited exceptions, require the NEO’s continued employment for a minimum of three years prior to vesting.
Committee Process.   The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During 2022, the Compensation Committee met five times. The Compensation Committee’s meeting agenda is normally established by the Company’s Executive Chairman and Co-Founder in consultation with the chairman and members of the Compensation Committee. Members of the Compensation Committee receive the agenda and related materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include financial reports regarding the Company’s performance, reports on achievement of individual and Company objectives and information regarding the Company’s compensation programs.
The Compensation Committee periodically reviews overall compensation levels to ensure that performance-based compensation represents a sufficient portion of total compensation to promote and reward executive officers’ contributions to the Company’s performance. All members of the Compensation Committee have extensive experience in the healthcare industry, including a focus on structuring appropriate executive compensation for healthcare companies. In setting the compensation for the NEOs, the Compensation Committee members draw on their collective experience in the healthcare industry and knowledge of investors’ goals. For the 2022 fiscal year, the Compensation Committee believed that its historical approach to executive compensation decisions was appropriate and therefore did not engage a compensation consultant.
Role of Executive Officers.   At the request of the Compensation Committee, in 2022, Robert A. Ortenzio, the Company’s Executive Chairman and Co-Founder, Michael Tarvin, the Company’s Executive Vice President, General Counsel and Secretary and, from time to time, David Chernow, the Company’s President and Chief Executive Officer, participated in Compensation Committee meetings and recommended levels of compensation for the other NEOs. Additionally, the Company’s Chief Financial Officer and Chief Accounting Officer participated in Compensation Committee meetings in 2022 to discuss performance targets and results with the Compensation Committee. However, the Compensation Committee makes the final determination regarding the compensation of the NEOs. Other than the executive officers noted above, no other executive officers participate in determining or recommending the amount or form of executive compensation.
Risk Assessment
The Compensation Committee meets periodically each fiscal year to review the Company’s executive compensation policies and programs to ensure that they are appropriate. The Compensation Committee also determines each year whether incentive compensation will be awarded to the Company’s non-executive employees. After considering the various forms of compensation paid to the Company’s employees, the Compensation Committee has concluded that the Company’s compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on the following factors:
•
A majority of the Company’s employees do not receive any performance-based compensation;

•
A significant portion of the compensation paid to the Company’s employees who are eligible to receive performance-based compensation consists of base salary, which is not dependent upon the Company’s performance;

•
The Company’s bonus program for executive officers includes safeguards that reduce the incentive to engage in risky behavior. For example, the Select Medical Holdings Corporation Amended and Restated Executive Bonus Plan (the “Amended and Restated Executive Bonus Plan”) limits the amount of bonus compensation that participants may receive (regardless of how well the Company performs) and provides the Compensation Committee with the discretion to reduce the bonus awards otherwise payable to participants thereunder. In addition, the Company has adopted a compensation recoupment policy that allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the employee that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange; and

•
The Company’s executive officers currently own, and historically have owned, a significant percentage of the outstanding common stock of the Company. Additionally, each NEO is required to own a multiple of such NEO’s base salary, as described below under the heading “Stock Ownership Guidelines.” Such ownership interest reduces the incentive for the Company’s executive officers to engage in actions designed to achieve only short-term results.

Consideration of Stockholder Advisory Vote on Executive Compensation
In determining and approving the compensation of our NEOs, the Compensation Committee monitors the results of the Company’s annual advisory vote on executive compensation. The Company’s stockholders approved our executive compensation program at our last annual meeting (108,422,682 votes for approval, 16,580,508 votes against, 44,974 abstentions and 2,792,649 broker non-votes). Although this vote is non-binding, the Compensation Committee viewed this endorsement of our executive compensation decisions and policies as an additional factor supporting the Compensation Committee’s conclusion that our existing approach to executive compensation has been successful for the Company.
At our 2017 annual meeting, the Company’s stockholders also voted that the advisory vote on executive compensation should be held once every year, consistent with past practice. Consistent with that vote, the Board of Directors resolved to hold an advisory vote on executive compensation once every year in connection with the Company’s annual meeting of stockholders.
Stock Ownership Guidelines
In 2015, the Board of Directors approved a policy, by which the Company requires its NEOs to own a number of shares of the Company’s common stock having a value equal to a multiple of their base salary as follows:
Multiple of Base Salary
Executive Chairman	3.0x
Vice Chairman	3.0x
Chief Executive Officer	3.0x
All Other Named Executive Officers	1.5x
These guidelines represent minimum guidelines; ownership of the Company’s stock beyond these levels is encouraged. The required share ownership is re-calculated annually on December 31. Any newly appointed NEO will have three years from the date of appointment to his or her position to comply with these guidelines. Any NEO for whom the guidelines change, whether due to a change in position or otherwise, will have three years from the date of such change to comply with the new guidelines for such NEO.

In determining satisfaction of the required ownership guidelines, the calculation includes stock held directly by the executive officer, including NEOs, or owned either jointly with, or separately by, his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer, including NEOs, or his or her immediate family members and all restricted stock with time-based vesting, whether vested or unvested. Stock ownership does not include stock options, stock appreciation rights or the non-vested portion of any performance-based restricted stock.
These guidelines may be waived at any time at the discretion of the Company’s Nominating and Corporate Governance Committee if compliance would create severe hardship or prevent an executive from complying with a court order. It is expected and it has historically been the case, that these instances will be rare.
As of December 31, 2022, all of the NEOs satisfied the stock ownership guidelines applicable to them.
The Company believes that these guidelines ensure that NEOs hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation provided to the NEOs. Further details of the Company’s stock ownership requirements are set forth in the Company’s Stock Ownership Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com.
Regardless of whether the applicable minimum ownership requirement has been met, each executive officer is prohibited from selling, assigning or otherwise transferring any shares received upon the exercise of any stock option or vesting of a time-based or performance-based restricted stock award for a one-year period beginning on the date the underlying stock option is exercised or the time-based or performance-based restricted stock award vests, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting.
Anti-Hedging Policy
In 2015, the Board of Directors adopted a policy to prohibit all employees, including the NEOs, and directors of the Company from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities, including, but not limited to, any prepaid forward contracts, options, puts, calls, equity swaps, collars, other derivative instruments or any other similar type of financial transaction entered into for such purpose. Further details of the Company’s anti-hedging policy, as well as other policies that govern participation by the Company’s employees and directors in securities transactions, are set forth in the Company’s Amended and Restated Trading Policy, which can be found on the Company’s website at www.selectmedicalholdings.com.
Compensation Recoupment Policy
In 2015, the Board of Directors, in order to further align management’s interests with the interests of stockholders and to support good governance practices, adopted a compensation recoupment policy that allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the participant that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange. In addition, the policy provides that, in the event of a material restatement of the Company’s financial results, the Board of Directors may review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events leading to such restatement, including whether anyone responsible for such events engaged in misconduct. Depending on the outcome of that review, appropriate action at the discretion of the Board of Directors could include actions such as termination, reducing compensation for the year the restatement was made, seeking repayment of any bonus received for the period restated or any gains realized as a result of exercising an option awarded for the period restated or canceling any equity compensation awarded for the period restated. Further details of the Company’s compensation recoupment policy are set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which can be found on the Company’s website at www.selectmedicalholdings.com.
The Board of Directors approved amendments to the Company’s executive bonus plan, equity incentive plans, and forms of restricted stock award agreement to further clarify that award recipients are subject to compensation recoupment in accordance with the compensation recoupment policy described above.

Prohibition of Out of the Money Stock Option or Stock Appreciation Right Buy-Outs
In 2015, the Board of Directors approved amendments to the Company’s equity incentive plans to clarify the Company’s existing policy that prohibited the purchase of out of the money stock options or stock appreciation rights for cash or the cancelling of out of the money stock options or stock appreciation rights in exchange for new awards or the lowering of the exercise price of out of the money stock options or stock appreciation rights without the prior approval of the Company’s stockholders.
Elements of Compensation
Executive compensation for any Company fiscal year generally consists of a combination of the following elements, each of which is discussed in further detail in the sections that follow:
•
Base Salary;

•
Annual Performance-Based Bonuses;

•
Equity Compensation;

•
Perquisites and Personal Benefits; and

•
General Benefits.

In addition to the compensation components listed above, each of the NEOs is party to either an employment agreement or a change in control agreement with Select that provides for post-employment severance payments and benefits in the event of employment termination under certain circumstances.
In determining the different elements of compensation to provide to the NEOs in any given year, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of NEO compensation for any given year in a manner designed to further its goals of rewarding strong financial performance, providing overall compensation opportunities that are sufficient to attract and retain highly skilled NEOs and ensuring that our NEOs’ interests are aligned with those of our stockholders. This may result in the NEOs receiving all cash compensation in some years (through base salary and annual performance-based bonuses) and a combination of cash and equity compensation in other years (through base salary, annual performance-based bonuses and long-term equity awards).
Base Salary
Base salaries are provided to the NEOs to compensate them for services rendered during the year. Consistent with the Company’s philosophy of placing increasing emphasis on performance-based compensation, the Compensation Committee sets the base salaries for the NEOs at levels which it believes are competitive for the healthcare industry when combined with the Company’s incentive programs. The Compensation Committee periodically reviews base salaries for the NEOs. There was no change in the annual base salaries of the NEOs during the 2022 fiscal year.
2022 Named Executive Officer Annual Performance-Based Bonuses
Annual bonuses are included as part of the executive compensation program because the Compensation Committee believes that a significant portion of each NEO’s compensation should be contingent on the Company’s financial performance. Accordingly, the Company has historically maintained a bonus plan under which NEOs are eligible to receive annual bonuses based upon the achievement of specific pre-determined performance measures.
For the 2022 fiscal year, each of the NEOs participated in the Amended and Restated Executive Bonus Plan, which was last approved by the Company’s stockholders at the 2013 Annual Meeting. The Compensation Committee also retains discretion to grant bonus compensation to the NEOs and other employees of the Company and its subsidiaries outside of the Amended and Restated Executive Bonus Plan (for the 2022 fiscal year, no bonuses outside of the Amended and Restated Executive Bonus Plan were awarded to any NEO).
Under the terms of the Amended and Restated Executive Bonus Plan, eligible employees, including the NEOs, may earn bonus compensation based on the achievement of pre-determined performance goals, such as earnings per share, return on equity, return on assets, sales, stock price and operating income. In connection with establishing the performance goals for each performance period, the Compensation

Committee will determine the amount of bonus compensation that may be paid to participants upon the achievement of the relevant performance goals. In addition, the Compensation Committee may decrease each participant’s bonus award under the Amended and Restated Executive Bonus Plan in its sole discretion. In the event that a participant earns a bonus under the Amended and Restated Executive Bonus Plan, such bonus will be paid either in cash or in shares of restricted stock under the Company’s equity compensation plans.
Consistent with prior years, NEO bonuses for the 2022 fiscal year were based on the Company’s achievement of specified levels of earnings per share and return on equity. The Compensation Committee selected earnings per share and return on equity as the performance measures for 2022 bonuses because the Compensation Committee believes that each of these metrics is directly related to the creation of stockholder value. For 2022, the Compensation Committee established target and maximum earnings per share levels of $2.55 and $2.805, respectively, and established target and maximum return on equity levels of 23.5% and 24.675%, respectively.
At its November 1, 2021, meeting, the Compensation Committee established a performance matrix to calculate NEO bonuses for the 2022 fiscal year. The 2022 performance matrix used to calculate 2022 NEO bonuses is set forth below:
	Return on Equity
Earnings Per Share	23.030%	23.265%	23.500%	23.735%	23.970%	24.205%	24.440%	24.675%
$2.4735	50%	60%	70%	80%	90%	100%	110%	120%
$2.4990	60%	70%	80%	90%	100%	110%	120%	130%
$2.5245	70%	80%	90%	100%	110%	120%	130%	140%
$2.5500	80%	90%	100%	110%	120%	130%	140%	150%
$2.5755	90%	100%	110%	120%	130%	140%	150%	160%
$2.6010	100%	110%	120%	130%	140%	150%	160%	170%
$2.6265	110%	120%	130%	140%	150%	160%	170%	180%
$2.6520	120%	130%	140%	150%	160%	170%	180%	190%
$2.6775	130%	140%	150%	160%	170%	180%	190%	200%
$2.7030	140%	150%	160%	170%	180%	190%	200%	210%
$2.7285	150%	160%	170%	180%	190%	200%	210%	220%
$2.7540	160%	170%	180%	190%	200%	210%	220%	230%
$2.7795	170%	180%	190%	200%	210%	220%	230%	240%
$2.8050	180%	190%	200%	210%	220%	230%	240%	250%
Pursuant to this performance matrix, if both threshold earnings per share ($2.474) and threshold return on equity (23.030%) were not achieved, then no NEO would receive a bonus for the 2022 fiscal year. If, however, the threshold level of performance was achieved for both earnings per share and return on equity, then the NEOs would receive a bonus equal to the percentage of their target bonus that corresponds with the Company’s actual earnings per share and return on equity, as set forth on the performance matrix. For example, if earnings per share was $2.601 and return on equity was 23.500%, then each NEO would receive a bonus equal to 120% of his target bonus.
For 2022, the target and maximum bonus opportunities for each of the NEOs is set forth in the table below (expressed as a percentage of the NEOs’ rate of base salary in effect on December 31, 2022).
Named Executive Officer	Target Bonus	Maximum Bonus
David S. Chernow	100%	250.0%
Robert A. Ortenzio	100%	250.0%
Rocco A. Ortenzio	80%	200.0%
Martin F. Jackson	80%	200.0%
Michael E. Tarvin	80%	200.0%

In determining the level of the Company’s performance for purposes of awarding the 2022 bonuses to the NEOs, the Compensation Committee, as required by the terms of the Amended and Restated Executive Bonus Plan, calculated the Company’s return on equity and earnings per share. Accordingly, for 2022, the Company achieved earnings per share of $1.231 and the Company’s return on equity was 14.17%. Based on such performance, Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin did not earn bonuses, as reflected in the “non-equity incentive plan compensation” column of the Summary Compensation Table.
Equity Compensation
2022 Annual Awards.   At the 2020 Annual Meeting, the Company’s stockholders approved the Select Medical Holdings Corporation 2020 Equity Incentive Plan (as amended from time to time, the “2020 Equity Plan”), which the Company currently maintains. The 2020 Equity Plan was established to provide certain employees, consultants and directors of the Company and its subsidiaries (including the NEOs) with incentives to help align those individuals’ interests with the interests of the Company’s stockholders. Awards under the 2020 Equity Plan may be in the form of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance stock, performance stock units and other stock-based rights.
The Company previously maintained the Select Medical Holdings Corporation 2016 Equity Incentive Plan (“2016 Equity Plan”). Following the approval of the 2020 Equity Plan, the Company terminated the 2016 Equity Plan with respect to the grant of new awards.
On August 1, 2022, the Compensation Committee awarded each NEO restricted shares of common stock under the 2020 Equity Plan. The number of restricted shares awarded to each NEO is set forth in the table below. Such shares will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on August 1, 2023, subject to the NEO’s continued employment on such date. On August 1, 2022, the Compensation Committee decided that the vesting of the restricted shares should be annual, rather than cliff, for those executive officers, including the NEOs, who were at least 62 years old with at least 10 years of service to the Company at the time of grant. For all NEOs except Mr. Rocco A. Ortenzio, pro-rata vesting is provided in the event that a NEO’s employment is terminated prior to August 1, 2023 due to death, disability or following a change in control. Information relating to the vesting of awards granted to Mr. Rocco A. Ortenzio is contained below under the heading “Awards to Mr. Rocco A. Ortenzio.”
Name of Executive	Shares of Restricted Stock Granted
David S. Chernow	250,000
Robert A. Ortenzio	250,000
Rocco A. Ortenzio	150,000
Martin F. Jackson	150,000
Michael E. Tarvin	100,000
In making such restricted stock grants, the Compensation Committee believed that the annual long-term equity award opportunities for Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin were in line with the annual long-term equity award opportunities for their counterparts at comparable companies. Based on the foregoing, the Compensation Committee concluded that restricted stock awards for such NEOs were appropriate to ensure that they are adequately incentivized and that their long-term interests are properly aligned with those of our stockholders.
Awards to Mr. Rocco A. Ortenzio.   The current terms of each of Mr. Rocco A. Ortenzio’s restricted stock grants, including the grants on July 28, 2020, August 3, 2021 and August 1, 2022, provide for full vesting upon the occurrence of a change of control, in the event that his employment is terminated by the Company for any reason other than for cause or in the event of his death or disability. These terms are in consideration of Mr. Rocco A. Ortenzio’s long term service to the Company as its Co-Founder.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain highly skilled NEOs. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.
Use of Company Aircraft.   The primary perquisite and personal benefit the NEOs are currently provided is the personal use of the Company’s aircraft at the Company’s expense. Messrs. Robert A. Ortenzio and Rocco A. Ortenzio are entitled to use the Company’s aircraft for personal reasons and can be accompanied by friends and family members. Messrs. Robert A. Ortenzio and Rocco A. Ortenzio must recognize taxable compensation for the value of the personal use of the Company’s aircraft by themselves and their friends and family members. Messrs. Chernow, Jackson and Tarvin can use the Company’s aircraft in connection with a personal emergency or bereavement matter with the prior approval of Mr. Robert A. Ortenzio or Mr. Rocco A. Ortenzio. Mr. Chernow can use the Company’s aircraft for travel between his personal residence and the Company’s headquarters and may use the Company’s aircraft on Company business trips without limitation. Mr. Chernow may be accompanied by his family members for such travel. Mr. Chernow must recognize taxable compensation for the value of the personal use of the Company’s aircraft by himself and, when applicable, his family members. In addition, Messrs. Robert A. Ortenzio and Rocco A. Ortenzio have discretion to determine when other executives may use the aircraft for personal trips, provided that such executives recognize taxable compensation for the value of the personal use of the Company’s aircraft when so approved.
Physical Examination.   The Company offers full reimbursement for the costs associated with an annual comprehensive physical exam for the NEOs, including travel and accommodations, so that a NEO who makes use of the Company’s physical exam benefit can be evaluated and receive diagnostic and preventive medical care.
Taxes.   As described below under the heading “Potential Payments Upon Termination or Change in Control,” each NEO is entitled to a tax gross-up payment in the event that any change in control payments which they are entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Company believes that this benefit is appropriate to ensure that, in the event of a potential change in control, the NEOs are focused on closing the change in control transaction and maximizing stockholder value. The Board of Directors has adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments.
Attributed costs of the perquisites and personal benefits described above for the NEOs for the fiscal year ended December 31, 2022, are included in the “Summary Compensation Table,” below.
General Benefits
The NEOs are also eligible to participate in the Company’s broad-based employee benefit plans, including group health and dental plans, short term and long term disability plans, life insurance plan (at an amount equal to 100% of base salary) and the Company’s 401(k) plan on the same terms and conditions as those plans are available to the Company’s employees generally.
Employment Agreements
It is the Company’s general philosophy that all of the Company’s employees should be “at will” employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation. However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements and change in control agreements are appropriate.
Mr. Chernow entered into an employment agreement with Select on September 13, 2010. Mr. Chernow’s employment agreement provides for a three-year term which is automatically extended for successive one-year periods beginning on the third anniversary of the effective date of the employment agreement. Either Select or Mr. Chernow may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. Mr. Chernow’s employment agreement also prohibits him from, during employment and for the two-year period thereafter, (i) participating in any business that competes with Select or any of its affiliates within a 50 mile radius of any of Select’s or its affiliates’ facilities or the facilities of any customer in which or to whom Mr. Chernow provided services during the twelve-month period prior to his termination, and (ii) soliciting any of Select’s or its affiliates’ employees, clients or customers.

Messrs. Robert A. Ortenzio and Rocco A. Ortenzio each entered into an employment agreement with Select on March 1, 2000. Each of these employment agreements provides for a three-year term which is automatically extended for an additional year on each anniversary of the effective date of the employment agreement, thereby causing the agreements to have a three-year term as of each anniversary of the effective date. Either Select or the executive may elect to not extend the term of the employment agreement by providing advance written notice of non-renewal to the other party. These employment agreements also prohibit the executives from (i) participating in any business that competes with Select or any of its affiliates within a 25 mile radius of any of Select’s or its affiliates’ hospitals or outpatient rehabilitation clinics during employment and for two years thereafter, and (ii) soliciting any of Select’s employees for one year after the termination of his employment.
The employment agreements for Messrs. Robert A. Ortenzio, Rocco A. Ortenzio and Chernow also provide for certain severance benefits in the event of a termination of employment, as described below under the section titled “Potential Payments upon Termination or Change in Control.”
Messrs. Jackson and Tarvin are employees at-will, and accordingly, elements of their annual compensation are subject to review and adjustment by the Compensation Committee. However, Messrs. Jackson and Tarvin are party to change in control agreements with Select that provide for severance upon their termination of employment in connection with a change in control, as described below in the section titled “Potential Payments upon Termination or Change in Control.”
The terms of each of these agreements, including the severance benefits that may be payable under these agreements, are described below more fully in the section titled “Potential Payments upon Termination or Change in Control.”
Tax and Accounting Considerations
The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer, the Chief Financial Officer, or any one of the next three most highly compensated officers (other than the Chief Executive Officer and the Chief Financial Officer) serving in such capacity at any time during the taxable year, or any other individual who was a “covered employee” (within the meaning of Section 162(m) of the Code then in effect) for any taxable year beginning after December 31, 2016. The Compensation Committee considers the impact of this cap on deductibility on the compensation that it intends to award, and may structure compensation such that it is not deductible if it determines that doing so is appropriate and consistent with the Company’s executive compensation program. When establishing executive compensation, the Compensation Committee considers the effect of various forms of compensation on the Company’s financial results. In particular, the Compensation Committee considers the potential impact, on current and future financial results, of all equity compensation that it approves.

Summary Compensation Table
This Summary Compensation Table summarizes the total compensation earned by each NEO for each of the 2022, 2021 and 2020 fiscal years.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David S. Chernow President and Chief Executive Officer (principal executive officer)	2022	995,000	7,427,500	—	357,979	8,780,479
	2021	995,000	7,932,000	2,487,500	273,100	11,687,600
	2020	995,000	4,047,500	2,487,500	4,275	7,534,275
Robert A. Ortenzio Executive Chairman and Co-Founder	2022	995,000	7,427,500	—	415,825	8,838,325
	2021	995,000	7,932,000	2,487,500	305,596	11,720,096
	2020	995,000	4,047,500	2,487,500	78,821	7,608,821
Rocco A. Ortenzio Vice Chairman and Co-Founder	2022	950,000	4,456,500	—	213,130	5,619,630
	2021	950,000	4,759,200	1,900,000	175,231	7,784,431
	2020	950,000	2,428,500	1,900,000	101,651	5,380,151
Martin F. Jackson Executive Vice President and Chief Financial Officer (principal financial officer)	2022	700,000	4,456,500	—	218,891	5,375,391
	2021	700,000	4,759,200	1,400,000	173,131	7,032,331
	2020	700,000	2,428,500	1,400,000	13,925	4,542,425
Michael E. Tarvin Executive Vice President, General Counsel and Secretary	2022	520,000	2,971,000	—	148,448	3,639,448
	2021	520,000	3,172,800	1,040,000	115,775	4,848,575
	2020	520,000	1,619,000	1,040,000	5,707	3,184,707
All Other Compensation
Named Executive Officer	Year	401(k) Matching Contributions ($)	Personal Use of Aircraft ($)	Dividends Paid on Unvested Shares of Restricted Stock ($)	Physical ($)	Total ($)
David S. Chernow	2022	4,350	—	350,000	3,629	357,979
Robert A. Ortenzio	2022	4,350	57,306	350,000	4,169	415,825
Rocco A. Ortenzio	2022	—	3,130	210,000	—	213,130
Martin F. Jackson	2022	4,350	—	210,000	4,541	218,891
Michael E. Tarvin	2022	4,350	—	140,000	4,098	148,448

(1)
The dollar amounts reported in this column represent the grant date fair value calculated according to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) of restricted stock awards granted in the applicable fiscal year. See Note 18 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718.

(2)
The amounts reported in this column for 2022 represent the bonuses earned by each NEO in respect of the 2022 fiscal year, as described above in the section titled “2022 Named Executive Officer Annual Performance-Based Bonuses.” The amounts reported in this column for 2021 represent the bonuses earned by each NEO in respect of the 2021 fiscal year, and the amounts reported in this column for 2020 represent the bonuses earned by each NEO in respect of the 2020 fiscal year. All such bonuses were paid under the Amended and Restated Executive Bonus Plan following the fiscal year to which they relate.

(3)
The items reported in this column for 2022 are described in the “All Other Compensation” table above.

Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)
David S. Chernow	—	497,500	995,000	2,487,500	—	—
	08/01/2022	—	—	—	250,000	7,427,500
Robert A. Ortenzio	—	497,500	995,000	2,487,500	—	—
	08/01/2022	—	—	—	250,000	7,427,500
Rocco A. Ortenzio	—	380,000	760,000	1,900,000	—	—
	08/01/2022	—	—	—	150,000	4,456,500
Martin F. Jackson	—	280,000	560,000	1,400,000	—	—
	08/01/2022	—	—	—	150,000	4,456,500
Michael E. Tarvin	—	208,000	416,000	1,040,000	—	—
	08/01/2022	—	—	—	100,000	2,971,000

(1)
Amounts reported in these columns represent the threshold, target and maximum bonus opportunities for the NEOs with respect to the 2022 fiscal year. The actual bonuses earned by the NEOs in respect of the 2022 fiscal year are described above in the Section titled “2022 Named Executive Officer Performance-Based Bonuses.”

(2)
The amounts reported in this column represent the threshold bonus opportunity for the NEOs if both threshold earnings per share ($2.4735) and threshold return on equity (23.030%) were achieved.

(3)
The amounts reported in this column represent the restricted stock awards granted to the NEOs under the 2020 Equity Plan on August 1, 2022, as described above in the Section titled “Equity Compensation.”

(4)
The amounts reported in this column represent the grant date value of the restricted stock awards granted to the NEOs under the 2020 Equity Plan on August 1, 2022, which equals the number of shares granted to the NEO, multiplied by the closing price of our common stock on the date of grant ($29.71).

Outstanding Equity Awards at Fiscal Year End
		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
David S. Chernow	08/01/2022	250,000(2)	6,207,500
	08/03/2021	200,000(3)	4,966,000
	07/28/2020	250,000(4)	6,207,500
Robert A. Ortenzio	08/01/2022	250,000(2)	6,207,500
	08/03/2021	200,000(3)	4,966,000
	07/28/2020	250,000(4)	6,207,500
Rocco A. Ortenzio	08/01/2022	150,000(2)	3,724,500
	08/03/2021	120,000(3)	2,979,600
	07/28/2020	150,000(4)	3,724,500
Martin F. Jackson	08/01/2022	150,000(2)	3,724,500
	08/03/2021	120,000(3)	2,979,600
	07/28/2020	150,000(4)	3,724,500
Michael E. Tarvin	08/01/2022	100,000(2)	2,483,000
	08/03/2021	80,000(3)	1,986,400
	07/28/2020	100,000(4)	2,483,000

(1)
The August 1, 2022, August 3, 2021 and July 28, 2020 stock awards were granted to Messrs. Chernow, Robert A. Ortenzio, Rocco A. Ortenzio, Jackson and Tarvin under the 2020 Equity Plan.

(2)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest in full in equal installments on each of the first three anniversaries of the date of grant beginning on August 1, 2023. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(3)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on August 3, 2024. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(4)
Subject to the respective executive officer’s continued employment on the vesting date, these shares of restricted stock will vest on July 28, 2023. In addition, these shares of restricted stock are subject to accelerated vesting in certain events, as described below in the section titled “Potential Payments upon Termination or Change in Control.”

(5)
Represents the value of unvested shares of restricted stock as of December 31, 2022, based on the closing price of our common stock on December 31, 2022 ($24.83 per share).

Option Exercises and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David S. Chernow	250,000	7,405,000
Robert A. Ortenzio	250,000	7,405,000
Rocco A. Ortenzio	150,000	4,443,000
Martin F. Jackson	150,000	4,443,000
Michael E. Tarvin	100,000	2,962,000

(1)
This column represents, with respect to each NEO, the number of shares of restricted stock granted to him on July 30, 2019, which vested in full on July 30, 2022.

(2)
This column represents the product of (x) the number of vested shares, multiplied by (y) the closing market price of our common stock on July 29, 2022 ($29.62 per share), the business day immediately preceding the vesting date.

Potential Payments upon Termination or Change in Control
Each of our NEOs may be entitled to certain payments upon termination of employment or a change in control, as described below.
Termination of Employment Not in Connection with a Change in Control
Pursuant to the employment agreements between Select and Messrs. Robert A. Ortenzio and Rocco A. Ortenzio, upon a termination of employment by Select without cause (other than due to death or disability) or by the executive officer for good reason, and except with respect to certain terminations in connection with a change in control (as described below), each of Messrs. Robert A. Ortenzio and Rocco A. Ortenzio is entitled to receive (i) immediate vesting of any unvested stock options outstanding prior to such termination of employment, (ii) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year) and (iii) an amount equal to the base salary he would have received over the remainder of the employment term had no such termination occurred, with such amount to be paid in installments for the remainder of the term of the executive’s employment agreement, beginning on the six-month anniversary of such termination of employment. As a condition to receiving such payments, each such executive must execute a release of claims.
Pursuant to the employment agreement between Select and Mr. Chernow, upon his termination by Select without cause (other than by reason of death or disability or in connection with a change in control), Mr. Chernow is entitled to receive twelve months of continued base salary, with such payments to begin on the Company’s first payroll date of the seventh month following the date of such termination (provided that such first payment will include an amount equal to Mr. Chernow’s base salary for the period from the date of such termination to the first regular payroll date of the seventh month following such termination). As a condition to receiving such payments, Mr. Chernow must execute a release of claims.
The employment agreements also entitle Messrs. Robert A. Ortenzio and Rocco A. Ortenzio to receive salary continuation through insurance in the event of a termination of employment by reason of disability. Such salary continuation is at the rate of 100% of base salary for Mr. Rocco A. Ortenzio and 50% of base salary for Mr. Robert A. Ortenzio. In addition, such salary continuation is payable for a period of up to ten years, subject to earlier termination if the executive becomes physically able to resume employment in an occupation consistent with his education, training and experience.
Pursuant to the restricted stock awards granted to Messrs. Chernow, Robert A. Ortenzio, Jackson and Tarvin on each of August 1, 2022, August 3, 2021 and July 28, 2020, a pro-rata portion of the awards will vest in the event of a termination of employment prior to the vesting date of the award as a result of death or disability. Each of the restricted stock awards granted to Mr. Rocco A. Ortenzio will become fully vested in the event that his employment is terminated due to death or disability or by the Company without cause.

For purposes of the employment agreements, “cause” is generally defined as (i) the willful and continued failure of the executive to substantially perform his duties, (ii) the engaging by the executive in willful or reckless misconduct which is demonstrably and materially injurious to Select, or (iii) the conviction of the executive of a felony involving moral turpitude. In addition, “good reason” is generally defined as (i) the assignment to the executive of any duties inconsistent in any material respect with his position, authority, duties or responsibilities, or any other action by Select which results in a material diminution or material adverse change in such position, status, authority, duties or responsibilities, (ii) any failure by Select to comply with its duties to provide the executive with compensation and benefits, (iii) a requirement that the executive be based at any office or location other than Mechanicsburg, Pennsylvania or within 25 miles of such location or (iv) any failure by Select to cause its successor to assume its obligations under the employment agreement.
Set forth in the table below are the amounts that would be payable to each of the NEOs upon termination of employment without cause, for good reason or due to death or disability, and not in connection with a change in control, assuming that such termination occurred on December 31, 2022.
	Without Cause			For Good Reason			Disability		Death
Name	Base Salary ($)	Pro-Rata Bonus ($)(1)	Equity Vesting Value ($)(2)	Base Salary ($)	Pro-Rata Bonus ($)(1)	Equity Vesting Value ($)	Base Salary ($)(3)	Equity Vesting Value ($)(4)	Equity Vesting Value ($)(4)
David S. Chernow	995,000	—	—	995,000	—	—	—	8,935,051	8,935,051
Robert A. Ortenzio	3,150,833	—	—	3,150,833	—	—	4,975,000	8,935,051	8,935,051
Rocco A. Ortenzio	3,008,333	—	10,428,600	3,008,333	—	—	9,500,000	10,428,600	10,428,600
Martin F. Jackson	—	—	—	—	—	—	—	5,361,045	5,361,045
Michael E. Tarvin	—	—	—	—	—	—	—	3,574,030	3,574,030

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2022, the amounts reported in this column reflect each such NEO’s full bonus for the 2022 fiscal year.

(2)
With respect to Mr. Rocco A. Ortenzio, represents the value of 420,000 shares of restricted stock vesting on December 31, 2022, based on the closing price of our common stock on December 31, 2022 ($24.83 per share).

(3)
The amount reported in this column represents the applicable amount of disability insurance benefits payable over the ten-year period following the date of termination of employment for disability, subject to termination if the NEO becomes physically able to resume employment.

(4)
With respect to Messrs. Chernow, Robert A. Ortenzio, Jackson and Tarvin, represents the value of 359,849, 359,849, 215,910 and 143,940 shares of restricted stock, respectively, vesting on December 31, 2022, based on the closing price of our common stock on December 31, 2022 ($24.83 per share). The number of shares of restricted stock vesting on such date is determined, with respect to each applicable outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2022 and (y) the total number of days in the vesting period. With respect to Mr. Rocco A. Ortenzio, represents the value of 420,000 shares of restricted stock vesting on December 31, 2022, based on the closing price of our common stock on December 31, 2022 ($24.83 per share).

Change in Control
Mr. Chernow’s employment agreement provides for change in control severance benefits if (i) within the one-year period immediately following a change in control, (1) Mr. Chernow’s employment is terminated by Select without cause and other than for death or disability, (2) Mr. Chernow terminates his employment with Select for good reason, or (3) Mr. Chernow terminates his employment because Select reduces Mr. Chernow’s compensation from that in effect immediately prior to the change in control, or (ii) within the six-month period immediately preceding a change in control, Mr. Chernow’s employment is terminated by Select other than for cause, death or disability and he reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of a termination of employment described in clause (i), Mr. Chernow is entitled to receive (1) a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years and (2) immediate vesting of all unvested stock options that were outstanding prior to such termination. In the event of a termination described in clause (ii), Mr. Chernow is entitled to receive an amount equal to his base salary plus bonus for the previous three completed calendar years, with such amount to be paid in equal installments on each of the Company’s regular payroll dates over the twelve (12) month period following such termination; provided that the commencement of such payments shall be delayed until the first payroll date of the seventh month following such termination; provided further that the first payment made shall include the payments that otherwise would be made had the delay described in the preceding clause not been imposed.
Messrs. Robert A. Ortenzio’s and Rocco A. Ortenzio’s employment agreements provide for change in control severance benefits if (i) within the one-year period immediately following a change in control, such executive’s employment is terminated by Select without cause or such executive terminates his employment for any reason, or (ii) within the six-month period immediately preceding a change in control, such executive’s employment is terminated without cause and the terminated executive reasonably demonstrates that his termination was at the request of a third party who took steps to effect the change in control. In the event of such a termination of employment, such executives are entitled to receive (i) a pro-rated bonus for the year of termination (based on actual performance if performance goals have been established for such year), an amount equal to his base salary and bonus for the previous three completed calendar years, with such amount to be paid in installments for the remainder of the term of such executive’s employment agreement (provided that the first payment shall be made on the first regular payroll date of the seventh month following such termination and shall include the installments that would have otherwise been made during such period), and (iii) immediate vesting of all unvested stock options that were outstanding prior to such termination (with such vesting to occur immediately prior to such change in control).
Select has entered into change in control agreements with Messrs. Jackson and Tarvin. These agreements provide that if (i) within a five-year period immediately following a change in control, (A) Select terminates the executive without cause, the executive terminates his employment because Select reduced his compensation from that in effect prior to the change in control or (B) Select relocates the executive’s principal place of employment to a location more than 25 miles from Mechanicsburg, Pennsylvania, (ii) within the six-month period immediately following the change in control, the executive terminates his employment for good reason or (iii) within the six-month period immediately preceding the change in control, Select terminates the executive’s employment without cause and he reasonably demonstrates that his termination by Select was at the request of a third party who took steps to effect the change in control, then Select is obligated to pay the executive, on the first day of the seventh month following such termination, a lump-sum cash payment equal to his base salary plus bonus for the previous three completed calendar years. In addition, in the event of such a termination, all of the executive’s stock options will become fully vested upon the later of such termination or change in control.
Each of the restricted stock awards granted to Messrs. Chernow, Robert A. Ortenzio, Jackson and Tarvin on August 1, 2022, August 3, 2021 and July 28, 2020 provide that a pro-rata portion of the restricted stock will vest in the event that any such NEO’s employment is terminated following a change in control (as defined in the 2020 Equity Plan). All restricted stock awards granted to Mr. Rocco A. Ortenzio will become fully vested upon a change in control.
In addition to the benefits described above, each NEO is entitled to receive a tax gross-up payment in the event that any change in control payments which he is entitled to receive constitute “excess parachute payments” within the meaning of Section 280G of the Code. The tax gross-up payment will equal the amount necessary to place the NEO in the same position as if no penalty under Section 4999 of the Code had been imposed on any of the change in control payments, including on the tax gross-up payment. As described above under the heading “Perquisites and Other Personal Benefits,” while these agreements will remain in effect, in 2015, the Board of Directors adopted a policy that prohibits the Company from including excise tax gross-up payments in connection with a change of control in future agreements that do not already contain such excise tax gross-up payments.
For purposes of Mr. Chernow’s employment agreement, a “change in control” is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company; (iii) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (iv) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.
For purposes of the employment or change in control agreements with Messrs. Robert A. Ortenzio, Rocco A. Ortenzio, Jackson, and Tarvin, a “change in control” is generally defined to include: (i) the acquisition by a person or group, other than certain controlling stockholders, of more than 50% of the voting shares of the Company or Select; (ii) during any twelve-month period, the acquisition of at least 33% of the voting shares of the Company or Select; (iii) during any twelve-month period, there is a change in the majority of the Board of Directors of the Company or Select; (iv) a business combination of the Company or Select in which the stockholders of the corporation involved in the business combination cease to own shares representing more than 50% of the voting power of the surviving corporation; or (v) during any twelve-month period, a sale of all or substantially all the assets of the Company or Select, other than to an entity controlled by the stockholders of the selling corporation prior to the sale.
For purposes of Messrs. Jackson’s and Tarvin’s change in control agreements, “cause” generally has the same meaning as set forth in the employment agreements for Messrs. Robert A. Ortenzio, Rocco A. Ortenzio and Chernow, as described above in this section. In addition, generally, each of Messrs. Jackson and Tarvin will have “good reason” to terminate their employment if (i) the executive makes a good faith determination that, as a result of a change in control, he is unable to perform his services effectively or there is any significant adverse change in his authority or responsibilities, as performed immediately prior to such change in control or (ii) Select’s obligations under the change in control agreement are not assumed by the acquiring entity or any of its affiliates.
Set forth in the table below are the amounts that would be payable to each of the NEOs upon the occurrence of a termination of employment in connection with a change in control, as described above in this section. In addition, the table below sets forth the amounts that would be payable to each of the NEOs upon the occurrence of a change in control. The amounts reported in the table below were calculated assuming that the relevant events occurred on December 31, 2022.
	Termination of Employment				Change in Control
Name	Cash Severance Payment ($)	Pro-Rata Bonus Payment ($)(1)	Equity Vesting Value ($)(2)	Tax Gross-Up Payment ($)	Equity Vesting Value ($)(3)	Tax Gross-Up Payment ($)
David S. Chernow	7,960,000	—	8,935,051	—	—	—
Robert A. Ortenzio	7,960,000	—	8,935,051	—	—	—
Rocco A. Ortenzio	6,650,000	—	10,428,600	—	10,428,600	—
Martin F. Jackson	4,900,000	—	5,361,045	—	—	—
Michael E. Tarvin	3,640,000	—	3,574,030	—	—	—

(1)
Because the amounts set forth in the table above assume a termination of employment on December 31, 2022, the amounts reported in this column reflect each such NEO’s full bonus for the 2022 fiscal year.

(2)
With respect to Messrs. Chernow, Robert A. Ortenzio, Jackson and Tarvin, represents the value of 359,849, 359,849, 215,910 and 143,940 shares of restricted stock, respectively, vesting on December 31, 2022, based on the closing price of our common stock on December 31, 2022 ($24.83 per share). The number of shares of restricted stock vesting on such date is determined, with respect to each applicable outstanding award, by multiplying the number of shares of restricted stock granted to each such NEO under such award by the ratio of (x) the number of days that elapsed from the grant date through December 31, 2022 and (y) the total number of days in the vesting period. With respect to Mr. Rocco A. Ortenzio, represents the value of 420,000 shares of restricted stock vesting on December 31, 2022, based on the closing price of our common stock on December 31, 2022 ($24.83 per share).

(3)
With respect to Mr. Rocco A. Ortenzio, represents the value of 420,000 shares of restricted stock vesting on December 31, 2022, based on the closing price of our common stock on December 31, 2022 ($24.83 per share).

Pay Ratio
The Company analyzed the total annual compensation for all of its employees and the employees of its consolidated subsidiaries, other than our Chief Executive Officer, in order to identify the employee with the median total annual compensation. In making this determination, the Company examined only payroll records of individuals who were employed by the Company or one of its consolidated subsidiaries on December 31, 2022. The Company annualized the compensation of individuals who commenced employment after January 1, 2022, but did not apply any other adjustments to the data. After the median compensated employee was identified, that employee’s total annual compensation for fiscal year 2022 was determined in the same manner as if such individual was a named executive officer for 2022 whose compensation was required to be determined in accordance with SEC rules and reported in our “Summary Compensation Table” on page 18. Based on the foregoing, the total annual compensation of such employee, as determined in accordance with SEC rules, was $48,809.97. As provided in our Summary Compensation Table, the total annual compensation for our Chief Executive Officer for the 2022 fiscal year was $8,780,479, which was 180 times the total annual compensation of our median compensated employee for the 2022 fiscal year.
The above figures were reported in accordance with SEC rules. However, the Company believes that a more accurate disclosure would exclude “on-call” employees who have no set work schedule and work only on an as-needed basis, which may be a few times a year. If these “on-call” employees were excluded from the determination of our median compensated employee for the 2022 fiscal year, the total annual compensation of our median compensated employee would be $61,757.70, resulting in a ratio of the total annual compensation of our Chief Executive Officer to such employee of 142:1.
Because a significant amount of our Chief Executive Officer’s compensation for 2022 was in the form of equity compensation, and only a very small number of our employees receive equity compensation, we thought it would be helpful to our stockholders to see how the above ratios are impacted by excluding equity compensation. Excluding equity compensation, the total annual compensation of our median compensated employee remains unchanged and the total annual compensation for our Chief Executive Officer would be $1,352,979, resulting in a ratio of 28:1 if “on-call” employees are included and a ratio of 22:1 if “on-call” employees are not included.
Pay Versus Performance
The Company’s compensation objectives and philosophy, which are discussed further above, are designed to reward the contributions of its NEOs to the Company’s financial performance and provide compensation which is sufficient to attract and retain individuals who are motivated to contribute to the Company’s financial performance. To achieve these goals, the Company has implemented incentive plans which tie a substantial portion of each NEO’s compensation to pre-determined financial goals.
For the year ended December 31, 2022, the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s financial performance were as follows:
i.
Earnings per share, and

ii.
Return on equity.

The following table summarizes the executive compensation earned by the Company’s PEO and other NEOs, the executive compensation actually paid to the Company’s PEO and other NEOs, and certain financial performance measures of the Company for the years ended December 31, 2022, 2021, and 2020.
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:
Year(1)					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($)(2)	Earnings Per Share ($)
2022	8,780,479	5,558,979	5,868,199	3,774,224	109.79	116.36	198,026,000	$1.23
2021	11,687,600	13,453,100	7,846,358	8,993,933	127.37	145.57	499,949,000	$2.98
2020	7,534,275	11,486,775	5,179,026	7,748,151	118.51	133.00	344,606,000	$1.93

(1)
The PEO is David Chernow for each of the years presented. The non-PEO NEOs are Robert Ortenzio, Rocco Ortenzio, Martin Jackson, and Michael Tarvin for each of the years presented.

(2)
Net income includes earnings attributable to both controlling and non-controlling interests.

The following table outlines the adjustments made to the compensation earned by the Company’s PEO and other NEOs, as presented in the Summary Compensation Table on page 18, to derive the compensation actually paid to the Company’s PEO and other NEOs.
		Adjustments
Year	Summary Compensation Table Total ($)	Less: Reported Value of Stock Awards ($)(1)	Plus: Year End Fair Value of Restricted Stock Awards Granted During the Year ($)(2)(3)	Plus: Change in Fair Value of Outstanding and Unvested Restricted Stock Awards ($)(2)(3)	Plus: Change in Fair Value of Restricted Stock Awards Granted in Prior Years that Vested in During the Year ($)(2)(3)	Compensation Actually Paid ($)
PEO
2022	8,780,479	7,427,500	6,207,500	(2,056,500)	55,000	5,558,979
2021	11,687,600	7,932,000	5,880,000	870,000	2,947,500	13,453,100
2020	7,534,275	4,047,500	6,915,000	2,160,000	(1,075,000)	11,486,775
Non-PEO NEOs
2022	5,868,199	4,827,875	4,034,875	(1,336,725)	35,750	3,774,224
2021	7,846,358	5,155,800	3,822,000	565,500	1,915,875	8,993,933
2020	5,179,026	2,630,875	4,494,750	1,404,000	(698,750)	7,748,151

(1)
Represents the grant date fair value of restricted stock awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(2)
Adjustments are equal to (i) the year-end fair value of restricted stock awards granted during the applicable year that are outstanding and unvested as of the end of the year, (ii) the amount of the change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any restricted stock awards granted in prior years that are outstanding and unvested as of the end of the applicable year, and (iii) for restricted stock awards granted in prior years that vest in the applicable year, an amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

(3)
Restricted stock awards are valued using the market price of our stock. The closing market price of our stock was $24.83, $29.40, $27.66, and $23.24 as of December 31, 2022, 2021, 2020, and 2019, respectively. The closing market price of our stock was $29.62 when the PEO and other NEOs’ restricted stock awards vested on July 30, 2022, $39.45 when their restricted stock awards vested on July 30, 2021, and $19.04 when their restricted stock awards vested on August, 2, 2020.

Relationship between Pay and TSR
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs, the cumulative total stockholder return (“TSR”) on $100 invested in the Company at the close of the market on December 31, 2019, with dividends being reinvested on the date paid through December 31, 2022, and the cumulative TSR of the S&P Health Care Services Select Industry Index (SPSIHP). The SPSIHP TSR is calculated in a similar manner as the Company’s TSR.

TOTAL SHAREHOLDER RETURN
COMPENSATION ACTUALLY PAID (IN MILLIONS)
$150.00
$140.00
$130.00
$120.00
$110.00
$100.00
$15.0
$12.0
$9.0
$6.0
$3.0
$0.0
$145.57
$133.00
$127.37
$118.51
$116.36
$109.79
$11.5
$7.7
$13.5
$9.0
$5.6
$3.8
December 31, 2019
December 31, 2020
December 31, 2021
December 31, 2022
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
TSR: SELECT MEDICAL HOLDINGS CORPORATION
TSR: SPSIHP

Relationship between Pay and Earnings per Share
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s earnings per share.

EARNINGS PER SHARE
COMPENSATION ACTUALLY PAID (IN MILLIONS)
$4.00
$3.00
$2.00
$1.00
$0.00
$16.0
$12.0
$8.0
$4.0
$0.0
$1.93
$2.98
$1.23
$11.5
$7.7
$13.5
$9.0
$5.6
$3.8
December 31, 2020
December 31, 2021
December 31, 2022
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
EARNINGS PER SHARE

Relationship between Pay and Net Income
The graph below illustrates the relationship between compensation actually paid to the Company’s PEO and other NEOs and the Company’s net income.

$600.0
$450.0
$300.0
$150.0
$0.0
NET INCOME
(IN MILLIONS)
$16.0
$12.0
$8.0
$4.0
$0.0
COMPENSATION ACTUALLY PAID
(IN MILLIONS)
$344.6
$499.9
$198.0
$11.5
$7.7
$13.5
$9.0
$5.6
$3.8
December 31, 2020
December 31, 2021
December 31, 2022
COMPENSATION: PEO
COMPENSATION: NON-PEO NEOs
NET INCOME

Director Compensation
The Company pays director fees to its non-employee directors. All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or Board committees. In fiscal year 2022, non-employee directors received cash compensation in the amount of $18,000 per quarter. The non-employee directors also received $3,000 per Board meeting attended in person and $600 per Board meeting attended telephonically. In addition, non-employee directors received the following fees for their participation on committees of the Board:
Committee	Compensation for Meetings Attended in Person	Compensation for Meetings Attended Telephonically	Additional Compensation for Committee Chairman
Audit and Compliance Committee	$4,000 ($5,000 if held independent of a Board meeting)	$2,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
Quality of Care and Patient Safety Committee	$2,000 ($3,000 if held independent of a Board meeting)	$1,000	$2,000 per meeting attended in person; $1,000 per meeting attended telephonically
All Other Committees	$1,000 ($2,000 if held independent of a Board meeting)	$ 500	N/A
Additional fees may be paid for service on other committees established by the Board of Directors from time to time.
Equity Awards
On August 1, 2022, the Compensation Committee granted 10,000 shares of restricted stock under the 2020 Equity Plan to each of the Company’s then-current non-employee directors. Each grant of restricted stock granted on August 1, 2022 vests in full on the first anniversary of the grant date.
Stock Ownership Guidelines
The Company’s non-employee directors are required to own shares of the Company’s common stock with a value of at least five times the director’s annual cash compensation (excluding meeting attendance fees). This represents a minimum guideline; ownership of the Company’s stock beyond this level is encouraged. The required share ownership is re-calculated annually on December 31. Any newly appointed director will have three years from the date of his or her appointment to comply with these guidelines. As of December 31, 2022, all of the directors satisfied the stock ownership guidelines applicable to them, or had time remaining to satisfy such guidelines. Additional details on the Company’s stock ownership requirements, which apply to the Company’s directors (as well as to the NEOs), are included in the Section titled “Stock Ownership Guidelines” under “Executive Compensation — Compensation Discussion and Analysis” above.
Director Compensation Table
The following table shows information concerning the compensation that the Company’s non-employee directors earned during the fiscal year ended December 31, 2022. The quarterly retainers, committee-chair retainers and the attendance fees are payable in cash at the end of each quarter. Directors can elect in advance to have all or part of their quarterly retainer fees paid in fully-vested shares of the Company’s common stock.
Name	Fees Earned ($)	Stock Awards ($)(1)	Total ($)
Russell L. Carson	87,000	297,100	384,100
Bryan C. Cressey	85,600	297,100	382,700
Katherine R. Davisson	102,000	297,100	399,100
James S. Ely III	114,000	297,100	411,100
William H. Frist	118,000	297,100	415,100
Parvinderjit S. Khanuja	87,600	297,100	384,700
Thomas A. Scully	85,600	297,100	382,700
Marilyn B. Tavenner	95,000	297,100	392,100
Daniel J. Thomas	106,500	297,100	403,600

(1)
The dollar amounts reported in this column represent the grant date fair market value (calculated in accordance with ASC 718) of stock awards granted during the 2022 fiscal year. See Note 18 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating value pursuant to ASC 718. As of December 31, 2022, the total number of outstanding unvested stock awards held by each director listed in the table above is set forth below.

Name	Shares Outstanding Subject to Unvested Stock Awards (#)
Russell L. Carson	10,000
Bryan C. Cressey	10,000
Katherine R. Davisson	10,000
James S. Ely III	10,000
William H. Frist	10,000
Parvinderjit S. Khanuja	10,000
Thomas A. Scully	10,000
Marilyn B. Tavenner	10,000
Daniel J. Thomas	10,000
Form of Receipt of Director Fees
The following table identifies for each non-employee director the portion of the dollar amount included in the “Fees Earned” column in the Director Compensation Table that is received in cash, and the portion of such dollar amount that is received in shares of the Company’s common stock. The number of shares of the Company’s common stock awarded is equal to the dollar amount of fees accruing each quarter divided by the closing price for a share of the Company’s common stock on the trading day immediately preceding the Compensation Committee meeting following the end of the quarter for which fees were earned.
			Paid in Stock
Name	Fees Earned ($)	Paid in Cash ($)	Number of Shares (#)	Value ($)
Russell L. Carson	87,000	87,000	—	—
Bryan C. Cressey	85,600	13,600	2,818	72,000
Katherine R. Davisson	102,000	102,000	—	—
James S. Ely III	114,000	42,000	2,818	72,000
William H. Frist	118,000	46,000	2,818	72,000
Parvinderjit S. Khanuja	87,600	15,600	2,818	72,000
Thomas A. Scully	85,600	85,600	—	—
Marilyn B. Tavenner	95,000	95,000	—	—
Daniel J. Thomas	106,500	106,500	—	—

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
The SEC’s rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any proposal of a stockholder intended to be included in the Company’s proxy statement and form of proxy/voting instruction card for the 2023 Annual Meeting of Stockholders must comply with the proxy submission rules of the SEC. Pursuant to Rule 14a-8 of the SEC’s rules, any such stockholder proposal intended to be included in the Company’s 2024 Annual Meeting Proxy Statement must be received by the Company’s Secretary at the address listed below no later than 120 calendar days prior to the anniversary date of the release of the Company’s 2023 Annual Meeting Proxy Statement, unless the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2023 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send proxy materials. In order to be included in the Company’s 2024 Annual Meeting Proxy Statement pursuant to Rule 14a-8, any stockholder proposal must be received by the Secretary at the address listed below by November 4, 2023, which is 120 days prior to the anniversary date of the release of the 2023 Annual Meeting Proxy Statement.
In addition, the Company’s Amended and Restated Bylaws require that the Company be given advanced notice of stockholder proposals containing nominations for election to the Board of Directors or other matters which stockholders wish to present for action at an annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The Company’s Amended and Restated Bylaws separately require that any stockholder proposal intended to be brought before the annual meeting of stockholders, including a proposal nominating one or more persons for election as directors, be received in writing by the Company’s Secretary or Assistant Secretary at the address listed below not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, this year being between December 28, 2023 and January 27, 2024 provided, however, that in the event that the date of the 2024 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the 2023 Annual Meeting, the notice must be received no earlier than 120 days prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Company’s Amended and Restated Bylaws set forth certain informational requirements for stockholders’ nominations of directors and other proposals.
For any proposal that is not submitted for inclusion in the 2024 Proxy Statement but is instead sought to be presented directly at the 2024 Annual Meeting of Stockholders in accordance with the provisions of the Company’s Amended and Restated Bylaws, SEC rules permit management to vote proxies in its discretion if (a) in certain cases, the Company received notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in the 2024 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company did not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement.
Stockholders must send such proposals to: Michael E. Tarvin, Executive Vice President, General Counsel and Secretary, Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055.

ELECTION OF DIRECTORS
PROPOSAL #1
The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by the Board of Directors with at least five, and no more than eleven, members as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. The Company’s Board of Directors is currently comprised of eleven members. At the 2023 Annual Meeting, the stockholders will elect four Class II directors to hold office until the annual meeting of stockholders in 2026 and until their respective successors have been duly elected and qualified. The Board of Directors is divided into three classes, as nearly equal in number as possible, serving staggered three-year terms, the term of one class of directors to expire each year. The term of the current Class II directors expires at the 2023 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Bryan C. Cressey, Robert A. Ortenzio, Daniel J. Thomas and Parvinderjit S. Khanuja. Each individual is currently serving as a director and has indicated a willingness to continue serving as a director. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the election of Messrs. Cressey, Ortenzio, Thomas and Dr. Khanuja. The four nominees will be elected if each receives affirmative votes from a majority of the votes cast for such nominee’s election. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend.
Set forth below is information regarding each nominee for director including voluntary self-identification demographic information.
Directors and Nominees
The members of the Board of Directors following the 2023 Annual Meeting, including the nominees for Class II directors, together with certain information about them, are set forth below.
Name	Age	Director Since	Term Expires	Positions with the Company
Class II Directors
Bryan C. Cressey	73	2005	2023	Director
Robert A. Ortenzio	65	2005	2023	Director, Executive Chairman and Co-Founder
Daniel J. Thomas	64	2019	2023	Director
Parvinderjit S. Khanuja	64	2021	2023	Director
Class III Directors
James S. Ely III	65	2008	2024	Director
Rocco A. Ortenzio	90	2005	2024	Director, Vice Chairman and Co-Founder
Thomas A. Scully	65	2005	2024	Director
Class I Directors
Russel L. Carson	79	2005	2025	Director
Katherine R. Davisson	55	2021	2025	Director
William H. Frist	71	2010	2025	Director
Marilyn B. Tavenner	71	2018	2025	Director
Bryan C. Cressey has served as a director of Select since February 1997, and became a director of the Company on February 24, 2005. Mr. Cressey is a partner of Cressey & Company, a private investment firm building healthcare and information technology businesses, which he co-founded in 2007. He was a managing partner of Thoma Cressey Bravo, which he co-founded in June 1998. Prior to that time, he was a principal, partner and co-founder of Golder, Thoma, Cressey and Rauner, the predecessor of GTCR Golder Rauner, LLC, since 1980. Mr. Cressey also serves as a director of Belden Inc. and several private companies and served as a director of Jazz Pharmaceuticals, Inc. from 2006 to 2012.

Robert A. Ortenzio co-founded Select and has served as a director of Select since February 1997, and became a director of the Company in February 2005. On January 1, 2014, Mr. Ortenzio was appointed Select’s Executive Chairman and Co-Founder of the Company. Mr. Ortenzio served as the Company’s Chief Executive Officer from January 1, 2005 to December 31, 2013 and as Select’s President and Chief Executive Officer from September 2001 to January 1, 2005. Mr. Ortenzio also served as Select’s President and Chief Operating Officer from February 1997 to September 2001. Mr. Ortenzio also currently serves on the board of directors of Concentra Group Holdings, LLC. He was an Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 until July 1996. In 1986, Mr. Ortenzio co-founded Continental Medical Systems, Inc., and served in a number of different capacities, including as a Senior Vice President from February 1986 until April 1988, as Chief Operating Officer from April 1988 until July 1995, as President from May 1989 until August 1996 and as Chief Executive Officer from July 1995 until August 1996. Before co-founding Continental Medical Systems, Inc., he was a Vice President of Rehab Hospital Services Corporation. Mr. Ortenzio is the son of Rocco A. Ortenzio, the Company’s Vice Chairman and Co-Founder.
Daniel J. Thomas has served as a director since July 2019. Mr. Thomas currently serves on the board of directors of Healthcare Highways, Inc., National Partners in Healthcare and Equalis Group LLC and previously served on the board of directors of Accentcare, Inc. In addition, from June 2018 through January 2019, Mr. Thomas served as President and CEO of National Partners in Healthcare. From 2011 until his retirement in 2017, Mr. Thomas served as President, Chief Executive Officer and a board member of Provista, Inc. Prior to Provista, Mr. Thomas served as Chief Executive Officer and a board member of Viant, Inc. Before the formation of Viant, from 1993 through 2007, Mr. Thomas spent 14 years with Concentra, Inc. At Concentra, Mr. Thomas held the positions of President, Chief Executive Officer and Chief Operating Officer.
Parvinderjit S. Khanuja has served as a director of the Company since November 2021. In 1993, Dr. Khanuja founded and currently is the Managing Partner of Ironwood Physicians, PC, the largest cancer treatment center in the Phoenix, AZ metropolitan area with over 100 providers. He is a Diplomate, Subspecialty Board of Medical Oncology and Hematology and is a Fellow of the American College of Physicians (FACP). Dr. Khanuja is a board member of the Five Rivers Foundation, which is primarily involved in social causes and scholarships. He is also a member of the Board of Trustees of the Phoenix Art Museum.
James S. Ely III has served as a director of Select and the Company since November 2008. Mr. Ely founded PriCap Advisors LLC in 2009 and serves as its Chief Executive Officer. From 2001 to 2008, Mr. Ely served as a Managing Director in the Syndicated and Leveraged Finance group at J.P. Morgan Securities Inc. From 1995 to 2000, Mr. Ely served as a Managing Director in the Global Syndicated Finance group of Chase Securities Inc. and its predecessor Chemical Securities Inc. Mr. Ely also serves as a director of Community Health Systems, Inc.
Rocco A. Ortenzio co-founded Select and served as Select’s Chairman and Chief Executive Officer from February 1997 until September 2001. On January 1, 2014, Mr. Ortenzio was appointed Vice Chairman and Co-Founder of the Company. Mr. Ortenzio served as Select’s Executive Chairman from September 2001 until December 2013, and Executive Chairman of the Company from February 2005 until December 2013. From February 1997 to September 2001, Mr. Ortenzio served as Select’s Chief Executive Officer. In 1986, he co-founded Continental Medical Systems, Inc., and served as its Chairman and Chief Executive Officer until July 1995. In 1979, Mr. Ortenzio founded Rehab Hospital Services Corporation, and served as its Chairman and Chief Executive Officer until June 1986. In 1969, Mr. Ortenzio founded Rehab Corporation and served as its Chairman and Chief Executive Officer until 1974. Mr. Ortenzio is the father of Robert A. Ortenzio, the Company’s Executive Chairman and Co-Founder.
Thomas A. Scully has served as a director since February 2004. Since 2004, he has also served as a General Partner with Welsh, Carson Anderson & Stowe. Since 2017, he has served as a Principal of Lincoln Policy Group. From 2004 to 2017, he served as Senior Counsel to the law firm of Alston & Bird. From May 2001 to January 2004, Mr. Scully served as Administrator of the Centers for Medicare & Medicaid Services, or CMS. CMS is responsible for the management of Medicare, Medicaid, SCHIP and other national healthcare initiatives. Before joining CMS, he served as President and Chief Executive Officer of the

Federation of American Hospitals from January 1995 to May 2001. Mr. Scully also serves as a director of InnovAge Holding Corp. and served as a director of Universal American Corp from 2008 until 2017.
Russell L. Carson has served as a director of Select since February 1997, and became a director of the Company on February 25, 2005. In 2015, the Board of Directors elected Mr. Carson to serve as Lead Director. He co-founded Welsh, Carson, Anderson & Stowe in 1978 and has focused on healthcare investments. Mr. Carson has been a general partner of Welsh, Carson, Anderson & Stowe since 1979. Welsh, Carson, Anderson & Stowe has created 18 institutionally funded limited partnerships with total capital of more than $30 billion and has invested in more than 250 companies. Mr. Carson is Chairman of the Carson Family Charitable Trust, which conducts his family’s philanthropy. Before co-founding Welsh, Carson, Anderson & Stowe, Mr. Carson was employed by Citicorp Venture Capital Ltd., a subsidiary of Citigroup, Inc., and served as its Chairman and Chief Executive Officer from 1974 to 1978.
Katherine R. Davisson has served as a director of Select since April 2021. She serves on the Advisory Council of Brightstar Capital Partners, where she worked as Senior Strategic Advisor in 2021. She also worked at the World Economic Forum from 2017 to 2020, where her last role was Head of Cities, Infrastructure and Urban Services. From 2006 to 2014, Ms. Davisson held investor relations and financial services positions at several firms including Eton Park Capital Management, Tremblant Capital Group, and Russell Reynolds Associates. From 1994 to 2005, she worked in the Equities Division of Goldman Sachs, where she was promoted to Managing Director in 2002. She has been a board member of Bottomless Closet, a non-profit organization in New York City, since 2016. She previously served as a board member of JA Worldwide (formerly Junior Achievement) from 2003-2008.
William H. Frist has served as a director of Select and the Company since May 2010. Dr. Frist is a heart and lung transplant surgeon, former United States Senator from Tennessee from 1995 to 2007 and former United States Senate Majority Leader from 2002 to 2007. Dr. Frist has been a partner at Cressey & Company, L.P., a private investment firm focused on healthcare, since 2007 and is the founder/partner of Frist Cressey Ventures. Dr. Frist has served as the Chair of Chairman of the Nashville-based global health organization, Hope Through Healing Hands. Dr. Frist is a Senior Fellow and Co-Chair of the Health Project at the Bipartisan Policy Center. He also serves on the board of Teladoc Health, Inc. and previously served as a director of GS Acquisition Holdings Corp. II, Accolade, Inc., AECOM, URS Corporation and SmileDirectClub, Inc. Dr. Frist also serves on the boards of numerous non-profit organizations and foundations.
Marilyn B. Tavenner has served as a director of Select since November 2018. From August 2015 to June 2018, Ms. Tavenner served as the President and Chief Executive Officer of America’s Health Insurance Plans. From May 2013 to February 2015, she served as Administrator of the Centers for Medicare & Medicaid Services (“CMS”) under the Obama Administration. She joined CMS in 2010 and was appointed as its Acting Administrator in 2011. Prior to her tenure at CMS, Ms. Tavenner served as the Secretary of Health and Human Resources for the Commonwealth of Virginia and as a senior executive of the Hospital Corporation of America, Chippenham Medical Center and Johnston-Willis Hospital. Ms. Tavenner also serves as a director of InnovAge Holding Corp., Jackson Acquisition Company and Blue Cross Blue Shield of Arizona. Ms. Tavenner received her Bachelor of Science in Nursing and Master of Health Administration degrees from Virginia Commonwealth University.
Director Qualifications
The Board of Directors believes that each of the directors and nominees for director listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board of Directors. In addition, each of the directors and nominees for director has exhibited during his or her prior service as a director the ability to operate cohesively with the other members of the Board of Directors and to challenge and question management in a constructive way. Moreover, the Board of Directors believes that each director and nominee for director brings a strong and unique background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board of Directors’ conclusion that each of the directors and nominees for director listed above should continue to serve as a director.

Mr. Carson has extensive experience in managing investments in healthcare companies as a co-founder of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare industry companies. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Carson has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. In addition, Mr. Carson’s experience in overseeing the management of healthcare industry companies gives him the insight to advise the Board of Directors on corporate governance and compensation matters.
Mr. Cressey has extensive experience in managing investments in healthcare companies as a private equity investor with a focus on investments in the healthcare industry. He brings to the Board of Directors an in-depth knowledge of the regulatory and competitive environment of the healthcare industry. Also, Mr. Cressey has over a decade of experience with Select and the Company, providing him with comprehensive knowledge of the Company and its structure, policies and management team. Mr. Cressey’s service on the board of directors of Belden Inc. provides him with experience in corporate governance, corporate finance and risk oversight, which includes strategic, competitive, cybersecurity and operational risks, and he applies this experience in his service on the Company’s Board of Directors. In addition, Mr. Cressey’s experience in overseeing the management of healthcare industry companies gives him insight on corporate governance and compensation matters, which he utilizes in his role as a member of the Compensation Committee.
Ms. Davisson brings to the Board of Directors an extensive background in the financial services and non-profit sectors. Her years in the financial services sector provide the Board of Directors a thorough understanding of financial analysis, investment and accounting, which she applies to her service on the Audit and Compliance Committee. Ms. Davisson also brings a wealth of experience in stockholder outreach and communication from her years in capital markets and investor relations. As a former officer and Governance Committee Chair of a non-profit organization, Ms. Davisson provides the Board of Directors experience in corporate governance and overseeing legal and financial controls.
Mr. Ely brings to the Board of Directors a wealth of experience structuring and arranging syndicated loans and high yield issues in the healthcare sector during his service at financial services companies, including J.P. Morgan Securities Inc. He provides the Board of Directors with a thorough understanding of the capital markets, in particular with regard to companies in the healthcare industry. Mr. Ely’s experience in financial services also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Audit and Compliance Committee. In addition, Mr. Ely’s service on the audit and compliance committee of Community Health Systems, Inc. provides him with experience overseeing a healthcare company’s financial reporting and the effectiveness of its enterprise risk management processes, including information technology security systems and procedures.
Dr. Frist brings to the Board of Directors over ten years of experience as a United States Senator. He provides the Board of Directors with insight into the federal healthcare regulations that affect the Company. In addition, Dr. Frist has extensive experience as a board certified heart and lung transplant surgeon, which allows him to bring to the Board of Directors the perspective of an experienced healthcare professional. Dr. Frist’s service on the audit committee of SmileDirectClub, Inc. provides him with experience overseeing financial reporting processes, monitoring compliance with legal and regulatory requirements and managing information technology systems. In addition, Dr. Frist’s service on the boards of directors of other healthcare organizations provides him with a wide range of experience in corporate governance matters, including those particular to companies in the healthcare industry, which he draws on in his service on the Board of Directors of the Company.
Dr. Khanuja provides the Board of Directors over thirty years of experience as a medical oncologist. As the founder of a cancer treatment center, he brings in-depth knowledge of healthcare operations and regulatory oversight. His capacity as a Fellow of the American College of Physicians, provides Dr. Khanuja with experience of being at the forefront of healthcare developments and practice. In addition, as a board member of various non-profit organizations, he has experience with overseeing the legal and financial controls which he draws on in his service to the Board of Directors of the Company. Moreover, Dr. Khanuja applies his experience with a large oncology medical group practice to his service on the Audit and Compliance Committee as he is familiar with overseeing financial reporting processes, monitoring compliance with legal and regulatory requirements and managing information technology systems

Mr. Robert A. Ortenzio, as Executive Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over 35 years of leadership experience in executive positions in healthcare companies, including Horizon/CMS Healthcare Corporation, Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio also advises the Board of Directors on the evolving healthcare regulatory environment through his in-depth and current knowledge and insight into such matters. Additionally, Mr. Ortenzio provides the Board of Directors with a wealth of experience in corporate governance matters, including through his previous service on the boards of directors of other public healthcare companies.
Mr. Rocco A. Ortenzio, as Vice Chairman of the Company, provides the Board of Directors with a comprehensive knowledge of the Company, its history and its businesses. In addition, Mr. Ortenzio brings to the Board of Directors his insight into the healthcare industry from over four decades of leadership experience in executive positions in healthcare companies, including Continental Medical Systems, Inc. and Rehab Hospital Services Corporation. Mr. Ortenzio uses this experience to advise the Board of Directors on corporate governance matters. This experience also gives him significant leadership experience specific to healthcare companies, which he utilizes in his leadership of the Board of Directors.
Mr. Scully brings to the Board of Directors his experience as a past Administrator of CMS, which allows him to provide the Board of Directors with valuable insight into the regulatory regime and requirements of the healthcare industry. In addition, Mr. Scully has experience in analyzing healthcare company investments as a general partner at Welsh, Carson, Anderson and Stowe and advising clients on healthcare related issues at the law firm of Alston & Bird. Mr. Scully utilizes this experience to advise the Board of Directors on healthcare related issues.
Ms. Tavenner brings to the Board of Directors nearly 20 years of experience in the healthcare industry. Ms. Tavenner carries with her a proven skill set through her experience in state and federal healthcare government operations, senior executive-level healthcare administration and as a nurse. During her tenure at CMS, Ms. Tavenner managed budgets in excess of $800 billion annually, and she utilizes this finance and accounting experience for her service on the Audit and Compliance Committee. In addition, Ms. Tavenner’s service on the regulatory and compliance committee of InnovAge provides her with experience overseeing information technology risk assessment and remediation, which she utilizes in her service on the Audit and Compliance Committee. Ms. Tavenner’s service on the boards of directors of other healthcare organizations provides her with a wide range of experience in corporate governance matters particular to companies in the healthcare industry. In addition, Ms. Tavenner’s experience at CMS and the Commonwealth of Virginia helps the Board of Directors to navigate the complex state and federal healthcare regulatory framework.
Mr. Thomas brings to the Board of Directors over 30 years of experience in the healthcare industry. Mr. Thomas’s experience and expertise is focused on provider, payer and supply chain based healthcare services companies. As Chief Executive Officer of Concentra, Inc., Mr. Thomas guided Concentra through organic growth and strategic acquisitions to become a national organization with three operating divisions generating $1.3 billion in revenues. Concentra’s growth, profitability and increased market share led to the sale of the company to Humana, Inc. in 2010. Mr. Thomas’s experience as the Chief Executive Officer of several other healthcare organizations provides him with extensive insight into the strategic, financial and operational management aspects of a healthcare company. In addition, his service on the audit committee of Accentcare, Inc. provides him with experience overseeing financial reporting processes and information security and testing controls, which he draws on in his service on the Audit and Compliance Committee.
The Board of Directors recommends voting “FOR” the nominees for Class II directors.

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #2
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning with the section titled “Executive Compensation — Compensation Discussion and Analysis” of this Proxy Statement. At the Company’s annual meeting of stockholders held in April 2022, approximately 87% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes that this affirms our stockholders’ support of the Company’s approach to executive compensation.
The Company’s goal for its executive compensation program is to reward the NEOs’ contributions to the Company’s financial performance and provide overall compensation sufficient to attract and retain highly skilled NEOs who are properly motivated to contribute to the Company’s financial performance. The Company believes that it achieves these goals by (i) offering competitive base salaries to the NEOs, (ii) offering the NEOs participation in an annual incentive plan that provides for payouts only in the event that pre-determined financial targets are achieved, (iii) tying a substantial portion of each NEO’s annual compensation directly to the Company’s performance, and (iv) granting equity-based awards with a multi-year vesting schedule (and subject to stock ownership guidelines).
For a detailed description of the Company’s financial results for fiscal year 2022, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company believes that its executive compensation program has played an essential role in its continuing financial success by aligning the long-term interests of its NEOs with the long-term interests of its stockholders.
The Board of Directors encourages the Company’s stockholders to approve the following resolution (the “Executive Compensation Resolution”):
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating the Company’s compensation programs and practices applicable to the NEOs.
The Board of Directors recommends voting “FOR” the approval of the Executive Compensation Resolution.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL #3
As required by Section 14A of the Exchange Act, the Company is seeking the input of its stockholders on the frequency with which it will hold a non-binding advisory vote on the compensation of its NEOs. In voting on this Proposal 3, stockholders may indicate their preference as to whether the non-binding advisory vote on the compensation of the Company’s NEOs should occur (a) once every year, (b) once every two years or (c) once every three years, or stockholders may abstain from voting.
The last time the Company’s stockholders cast a frequency vote was at the 2017 annual meeting. The stockholders voted overwhelmingly in favor of a frequency of once every year. Based on these results and the reasons described below, the Company’s Board of Directors determined to hold a non-binding advisory vote on the compensation of the Company’s NEOs once every year. We continue to believe, as we did in 2017, that an annual frequency vote is in the best interest of the Company’s stockholders.
The Board of Directors has determined that although a large part of the Company’s focus is on long-term value, the stockholders should have an opportunity to provide input on NEO compensation once every year. The Board of Directors’ determination was based upon the premise that NEO compensation is evaluated, adjusted and approved on an annual basis by the Compensation Committee and the Board of Directors’ belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual determinations. Additionally, an annual vote promotes a higher level of accountability to the stockholders and fosters more frequent communication between the Compensation Committee and the stockholders.
The Board of Directors believes that a non-binding advisory vote on NEO compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company’s stockholders on the frequency with which such a vote should be held. Although the results of this vote will have a major impact on how frequently the Company holds an advisory vote on NEO compensation, this vote is not binding on the Company. The Board of Directors may decide, after considering the results of this vote, that it is in the best interests of the Company’s stockholders to hold the non-binding advisory vote on NEO compensation on a different schedule than the option selected by the Company’s stockholders.
The Board of Directors recommends that the stockholders vote for the option of “1 YEAR” for the frequency of the non-binding advisory vote on the compensation of the Company’s NEOs.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL #4
The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023. Although action by the stockholders on this matter is not required, the Audit and Compliance Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, online or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit and Compliance Committee may reconsider its selection.
One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit and Other Fees
Aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:
	2022	2021
Audit Fees	$2,966,700	$2,907,248
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	13,674	15,794
	$2,980,374	$2,923,042
Audit Fees
Audit fees for fiscal years 2022 and 2021 were for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of our annual consolidated financial statements and the audit of Concentra Group Holdings, LLC, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
The Company did not incur reportable audit-related fees for fiscal years 2022 and 2021.
Tax Fees
The Company did not incur reportable tax fees for fiscal years 2022 and 2021.
All Other Fees
Amounts included in “All Other Fees” for fiscal years 2022 and 2021 were for amounts paid to PricewaterhouseCoopers LLP to license its online technical accounting research tool.
Pre-approval of Services
All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, require pre-approval by the Audit and Compliance Committee in accordance with a pre-approval policy approved by the Audit and Compliance Committee in February 2023. The policy (i) includes a list of the audit, audit-related, tax and other services that have been granted general pre-approval and may be provided without specific pre-approval from the Audit and Compliance Committee; (ii) includes a list of non-audit services that may not be performed by PricewaterhouseCoopers LLP; and (iii) sets forth the pre-approval requirements for all permitted services. The policy also requires the Company’s independent registered public accountant to provide the Audit and Compliance Committee with a summary of all audit fees invoiced year-to-date at every regularly scheduled meeting of the Audit and Compliance Committee. The pre-approval policy is reviewed on an annual basis by the Audit and Compliance Committee and is subject to amendment from time to time. All of the services provided by PricewaterhouseCoopers LLP in fiscal year 2022 were either on the list of pre-approved services or approved by the Audit and Compliance Committee in advance of the services being performed.
The Board of Directors recommends voting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

AUDIT AND COMPLIANCE COMMITTEE REPORT
The following report of the Audit and Compliance Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference. The following report shall not otherwise be deemed filed under such Acts.
The Audit and Compliance Committee assists the Company’s Board of Directors in its oversight of the Company’s financial reporting process. The Audit and Compliance Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for reviewing the Company’s unaudited interim financial statements. The Audit and Compliance Committee reviews and reassesses the adequacy of the charter on an annual basis. It is not the Audit and Compliance Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit and Compliance Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
The Audit and Compliance Committee makes recommendations to the Board of Directors with respect to the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, and the fees to be paid to the independent registered public accounting firm. In addition, the Audit and Compliance Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit and Compliance Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit and Compliance Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.
The Board of Directors, in its business judgment, has determined that each of the directors on the Audit and Compliance Committee is independent as required by the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit and Compliance Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC, and has financial sophistication in accordance with the rules of the New York Stock Exchange.
In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2022 with management of the Company and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, as well as an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting. The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, SEC Rule 2-07 and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. The Audit and Compliance Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence. In addition, the Audit and Compliance Committee discussed with the independent registered public accounting firm its independence, including the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit and Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2022 audit and met with them both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based upon the review, reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Compliance Committee referred to above and in the charter, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements for the year ending December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC.
The Audit and Compliance Committee has selected the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements and internal controls over financial reporting for fiscal year 2023. In making this selection, the Audit and Compliance Committee has considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence.
AUDIT AND COMPLIANCE COMMITTEE
James S. Ely III, Chair
William H. Frist
Katherine R. Davisson
Daniel J. Thomas
Parvinderjit S. Khanuja

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS
The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of February 1, 2023 by each person known to the Company to beneficially own more than 5% of the outstanding shares of common stock (except for individuals who are also officers or directors of the Company):
Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock Beneficially Owned (%)
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	20,617,462	16.2%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	17,158,019	13.5%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	11,923,590	9.39%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, MD 21201	6,609,861	5.2%

(1)
According to the Schedule 13G/A filed on February 14, 2023, T. Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid-Cap Value Fund, Inc., an investment company, reported that they may be deemed to be the beneficial owner of 20,617,462 shares of the Company’s common stock. T. Rowe Price Associates, Inc. reported that it had sole dispositive power with respect to 20,617,462 shares and sole voting power with respect to 8,080,683 shares. T. Rowe Price Mid-Cap Value Fund, Inc. reported that it had sole voting power over 12,407,386 shares.

(2)
According to the Schedule 13G/A filed on January 23, 2023, BlackRock, Inc. reported that it may be deemed to be the beneficial owner of 17,158,019 shares of the Company’s common stock. BlackRock, Inc. reported that it had sole dispositive power with respect to 17,158,019 shares and sole voting power with respect to 17,009,684 shares.

(3)
According to the Schedule 13G/A filed on February 9, 2023, the Vanguard Group reported that it may be deemed to be the beneficial owner of 11,923,590 shares of the Company’s common stock. The Vanguard Group reported that it had sole dispositive power with respect to 11,655,034 shares, shared dispositive power with respect to 268,556 shares and shared voting power with respect to 161,721 shares.

(4)
According to the Schedule 13G filed on February 14, 2023, T. Row Price Investment Management, Inc. reported that it may be deemed to be the beneficial owner of 6,609,861 shares of the Company’s common stock. T. Row Price Investment Management, Inc. reported that it had sole dispositive power with respect to 6,609,861 shares and shared dispositive power with respect to 2,358,484 shares.

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of February 1, 2023 by:
•
each of the Company’s NEOs;

•
each of the Company’s directors; and

•
all of the Company’s directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, the Company believes, based on the information furnished to the Company, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The calculation of the percentage of beneficial ownership is based on 127,173,871 shares of common stock outstanding on February 1, 2023.
In computing the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, the Company deemed to be outstanding any shares of common stock subject to options held by that person or group that are currently exercisable or exercisable within 60 days after February 1, 2023. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The address of each beneficial owner listed in the table is c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055 and the Company’s telephone number is (717) 972-1100.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Rocco A. Ortenzio(1)	9,172,680	7.21%
Robert A. Ortenzio(2)	9,409,913	7.40%
Russell L. Carson	1,076,000	*
Bryan C. Cressey(3)	527,452	*
James S. Ely III	125,022	*
William H. Frist	260,617	*
Thomas A. Scully	69,389	*
Martin F. Jackson(4)	1,183,424	*
David S. Chernow	979,100	*
Michael E. Tarvin	391,640	*
Marilyn B. Tavenner	34,000	*
Daniel J. Thomas	46,000	*
Katherine R. Davisson	26,000	*
Parvinderjit S. Khanuja	19,172	*
All directors and executive officers as a group (18 persons)	24,340,943	19.14%

*
Represents beneficial ownership of less than one percent.

(1)
Includes 3,358,767 common shares held by the Rocco A. Ortenzio Revocable Trust for which Mr. Rocco A. Ortenzio acts as sole trustee, 3,804,805 common shares held by the Rocco A. Ortenzio Separate Exempt Descendants Trust for which Mr. Rocco A. Ortenzio is deemed to be the beneficial owner, 16,182 common shares owned by Select AP Investors, L.P. for which Mr. Rocco A. Ortenzio acts as sole general partner, 30,601 shares owned by Select Investments III, L.P. for which Mr. Rocco A. Ortenzio acts as sole general partner, 10,000 common shares held by Mr. Rocco A. Ortenzio’s spouse, 346,369 shares held by the Rocco A. Ortenzio 2015 Trust for Martin J. Ortenzio, 621,313 shares held by the Rocco A. Ortenzio 2014 Trust for Robert A. Ortenzio, and 564,643 shares held by the Rocco A. Ortenzio 2014 Trust for John M. Ortenzio. Mr. Rocco A. Ortenzio disclaims beneficial ownership of shares held by the Rocco A. Ortenzio Separate Exempt Descendants Trust, his spouse, the Rocco A. Ortenzio 2014 Trust for Martin J. Ortenzio, the Rocco A. Ortenzio 2014 Trust for Robert A. Ortenzio, and the Rocco A. Ortenzio 2014 Trust for John M. Ortenzio except in his capacity as a fiduciary of such trusts.

(2)
Includes 1,529,000 common shares owned by the Robert A. Ortenzio Descendants Trust for which Mr. Robert A. Ortenzio is deemed to be the beneficial owner, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Kevin M. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, 280,415 common shares held by the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio for which Mr. Robert A. Ortenzio is the co-trustee, and 621,313 shares held by the Rocco A. Ortenzio 2014 Trust for Robert A. Ortenzio. Mr. Robert

A. Ortenzio disclaims beneficial ownership of shares held by the Robert A. Ortenzio Descendant’s Trust, the Robert A. Ortenzio April 2014 Trust for Kevin M. Ortenzio, the Robert A. Ortenzio April 2014 Trust for Bryan A. Ortenzio and the Robert A. Ortenzio April 2014 Trust for Madeline G. Ortenzio except in his capacity as a fiduciary of such trusts.
(3)
Includes 383,850 common shares held by Cressey Investments LLC, of which Mr. Cressey is a member, and 70,000 common shares held by the Bryan Cressey and Iliana Sweis Cressey Foundation.

(4)
Includes an aggregate of 10,536 common shares owned by Mr. Jackson’s children.

EQUITY COMPENSATION PLAN INFORMATION
Set forth in the table below is a list of all of the Company’s equity compensation plans and the number of securities to be issued on exercise of equity rights, weighted average exercise price, and number of securities that would remain available under each plan if outstanding equity rights were exercised as of December 31, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Select Medical Holdings Corporation 2020 Equity Incentive Plan	—	—	3,116,662
Equity compensation plans not approved by security holders	—	—	—
CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
Other Arrangements with Directors and Executive Officers
Lease of Office Space
The Company leases its corporate office space located at 4714, 4716, 4718, 4720 and 4732 Gettysburg Road, and 960 Century Drive in Mechanicsburg, Pennsylvania (the “Corporate Office”), from, respectively, Old Gettysburg Associates IV, LP, Old Gettysburg Associates III, LP, Old Gettysburg Associates, Old Gettysburg Associates II, LP, Old Gettysburg Associates V, LP, and Century Park Investments, LP (together, the “Old Gettysburg Landlords”). In October 2018, the Company entered in an agreement to lease corporate office space located at 225 Grandview Avenue in Camp Hill, Pennsylvania (the “Grandview Office”) from 207 Associates and Independence Avenue Investments, LLC (together with the Old Gettysburg Landlords, the “Ortenzio Partnerships”). All of the Ortenzio Partnerships are owned or controlled, directly or indirectly, by Rocco A. Ortenzio, Vice Chairman and Co-Founder of the Company, Robert A. Ortenzio, Executive Chairman and Co-Founder of the Company, and John M. Ortenzio, the son of Rocco A. Ortenzio and brother of Robert A. Ortenzio.
The Corporate Office currently consists of approximately 218,902 square feet of office space under six separate leases. A lease for approximately 17,147 square feet in the 960 Century Drive building will expire on November 30, 2028. Leases for approximately 47,864 and 43,919 square feet located, respectively, in the 4714 and 4716 Gettysburg Road buildings will expire on January 31, 2028. Leases for approximately 36,626 and 42,585 square feet located, respectively, in the 4718 and 4720 Gettysburg Road buildings will expire on December 31, 2027. A lease for approximately 30,761 square feet in the 4732 Gettysburg Road building will expire on February 6, 2027. In addition, the Company leases approximately 73,271 square feet comprising the Grandview Office, which lease will expire on April 15, 2030.
The Company currently pays to the Ortenzio Partnerships approximately $7.1 million per year in base rent. The Company obtained independent appraisals at the time it executed or extended such leases that supported the amount of rent it pays for the Corporate Office and the Grandview Office. Base rental rates currently range from $21.01 to $29.25 per square foot under such leases. On December 1, 2022, base rent under the 960 Century Drive lease increased to $21.01 per square foot and such base rent will increase by 3% annually on each December 1 thereafter. On February 1, 2023, base rent under the 4714 and 4716 Gettysburg Road leases decreased to $25 per square foot. The base rent under such leases will increase annually by 5% beginning on February 1, 2024. On January 1, 2023, base rent under the 4718 and 4720 Gettysburg Road leases decreased to $25 per square foot. The base rent under such leases will increase annually by 5% beginning on January 1, 2024. On February 7, 2023, base rent under the 4732 Gettysburg Road lease increased by 3% to $29.25 per square foot and such base rent will increase by 3% annually on each February 7 thereafter. On April 16, 2022, base rent under the 225 Grandview Avenue lease increased by 2.5% to $21.01 per square foot, and such base rent will increase by 2.5% annually on each April 16 thereafter.
The current base rents for each of the of the Corporate Office and Grandview Office leases as of the date hereof is set forth below:
Lease Address	Monthly Rent (per square foot)
4714 Gettysburg Road	$25.00
4716 Gettysburg Road	$25.00
4718 Gettysburg Road	$25.00
4720 Gettysburg Road	$25.00
4732 Gettysburg Road	$29.25
960 Century Drive	$21.01
225 Grandview Avenue	$21.01
All such leases are “full service” leases, except that the Company pays for the diesel fuel for an emergency generator and for all electricity for 4,831 square feet of space located at 4718 Gettysburg Road and known as the data center. In fiscal year 2022, the Company paid to the Ortenzio Partnerships an aggregate amount of approximately $8.3 million for office rent and miscellaneous expenses.
NetJets Agreement
On August 6, 2021, Select entered into a letter agreement (the “NetJets Agreement”) with Robert Ortenzio allowing Select to use the aircraft (the “Aircraft”) leased by Robert Ortenzio through an arrangement (the “Arrangement”) with NetJets Aviation Inc., NetJets Sales, Inc. and NetJets Services, Inc. (collectively, “NetJets”). Pursuant to the Arrangement, Robert Ortenzio has access to the Aircraft for 125 hours a year during a 60-month term beginning July 1, 2021 and ending on June 30, 2026 (the “Term”). In exchange for the right to use the Aircraft for 25 hours a year, Select has agreed to pay Robert Ortenzio certain amounts set forth in the NetJets Agreement during the Term. During fiscal year ended December 31, 2022, Robert Ortenzio received $167,822 from Select under the NetJets Agreement.
For more information on the NetJets Agreement, please see Exhibit 10.66 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Approval of Related Party Transactions
The Company does not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, the Company’s practice is that any such transaction must receive the prior approval of both the Audit and Compliance Committee and a majority of the non-interested members of the Board of Directors. In addition, it is the Company’s practice that, prior to any related party transaction of the type described under “— Other Arrangements with Directors and Executive Officers — Lease of Office Space,” an independent third-party appraisal is obtained that supports the amount of rent that the Company is obligated to pay for such leased space. All related party lease transactions have been unanimously approved by all of the non-interested members of the Board of Directors.
Director Independence
Director independence is discussed under the heading “Corporate Governance” of this Proxy Statement.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Investor Relations, c/o Select Medical Holdings Corporation, 4714 Gettysburg Road, Mechanicsburg, Pennsylvania 17055; Telephone: 717-972-1100; E-mail: ir@selectmedical.com. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.
OTHER BUSINESS
The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares he or she represents as recommended by the Board of Directors.
By Order of the Board of Directors
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary
March 3, 2023

3. Non-binding advisory vote on the frequency of theadvisory vote to approve executive compensation; and1 Year 2 Years 3 Years Abstain1 U P X01 - Bryan C. Cressey 02 - Parvinderjit S. Khanuja 03 - Robert A. OrtenzioFor Against Abstain For Against Abstain For Against Abstain04 - Daniel J. ThomasUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03RAHC++NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardSELECT MEDICAL HOLDINGS CORPORATIONProposals — The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executivecompensation resolution, ONE YEAR on the frequency of the advisory vote to approve executive compensation resolution and FOR theratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for thefiscal year ending December 31, 2023.A1. Vote to elect four Class II directors, each for a term of three years or until their respective successors have been elected and qualified;For Against Abstain2. Non-binding advisory vote to approve executive compensation;4. Ratification of the appointment of PriceWaterhouseCoopers LLPas the Company's independent registered public accountingfirm for the fiscal year ending December 31, 2023.000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM5 6 8 6 9 6MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈OnlineGo to www.envisionreports.com/SEM orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/SEMPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYou may vote online or by phone instead of mailing this card.Your vote matters – here’s how to vote!23-1842-1 C6.1 P3

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/SEM2023 Annual Meeting of Stockholders — April 27, 2023THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned hereby appoints Michael E. Tarvin and Martin F. Jackson, and each of them, with power to act without the other and with power ofsubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares ofSelect Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business asmay properly come before the 2023 Annual Meeting of Stockholders of the Company to be held April 27, 2023 or at any adjournment or postponement thereof,with all powers which the undersigned would possess if present at the Annual Meeting.(Continued and to be marked, dated and signed, on the other side)Proxy — Select Medical Holdings CorporationqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important Notice Regarding the Internet Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders.The Proxy Statement and the 2022 Annual Report to Stockholders are available at:www.envisionreports.com/SEMThe 2023 Annual Meeting of Stockholders of Select Medical Holdings Corporation will be held onThursday, April 27, 2023 at 11:00am eastern time, virtually via the internet at www.meetnow.global/MA2PH4P.To access the virtual meeting, you must have the information that is printed in the shaded barlocated on the reverse side of this form.23-1842-1 C6.1 P4

SELECT MEDICAL HOLDINGS CORPORATION Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. 3. Non-binding advisory vote on the frequency of theadvisory vote to approve executive compensation; and1 Year 2 Years 3 Years Abstain01 - Bryan C. Cressey 02 - Parvinderjit S. Khanuja 03 - Robert A. OrtenzioFor Against Abstain For Against Abstain For Against Abstain04 - Daniel J. Thomas+qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardNOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowProposals — The Board of Directors recommends a vote FOR each Board of Directors nominee, FOR the approval of the executivecompensation resolution, ONE YEAR on the frequency of the advisory vote to approve executive compensation resolution and FOR theratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for thefiscal year ending December 31, 2023.A1. Vote to elect four Class II directors, each for a term of three years or until their respective successors have been elected and qualified;For Against Abstain2. Non-binding advisory vote to approve executive compensation;4. Ratification of the appointment of PriceWaterhouseCoopers LLPas the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. 1 U P X568696

qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qImportant Notice Regarding the Internet Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders.The Proxy Statement and the 2022 Annual Report to Stockholders are available at:www.edocumentview.com/SEM 2023 Annual Meeting of Stockholders — April 27, 2023THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned hereby appoints Michael E. Tarvin and Martin F. Jackson, and each of them, with power to act without the other and with power ofsubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares ofSelect Medical Holdings Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business asmay properly come before the 2023 Annual Meeting of Stockholders of the Company to be held April 27, 2023 or at any adjournment or postponement thereof,with all powers which the undersigned would possess if present at the Annual Meeting.(Continued and to be marked, dated and signed, on the other side)Proxy — Select Medical Holdings Corporation